As filed with the Securities and Exchange Commission on September 25, 2012
Investment Company Act File No. 811-21943

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)
☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
☒ AMENDMENT NO.  15

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CANTOR OPPORTUNISTIC ALTERNATIVES FUND, LLC

____________________

(Exact name of Registrant as specified in Charter)
110 East 59th Street
New York, NY 10022

____________________

(Address of principal executive offices)
Registrant’s Telephone Number, including Area Code:  (212) 938-5000

Marlena Kaplan
Cantor Fitzgerald Investment Advisors, L.P.
110 East 59th Street
New York, NY 10022

____________________

(Name and address of agent for service)

COPY TO:
Nathan J. Greene, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

____________________

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  Registrant’s Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act.  Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Registrant’s Shares.

CROSS-REFERENCE SHEET

PARTS A AND B OF PROSPECTUS

Item No.	Caption	Location
1.	Outside Front Cover Page	Outside Front Cover Page

2.	Cover Pages and Other Offering Information	Inside Front Cover and Outside Back Cover Pages

3.	Fee Table and Synopsis	Summary of Fees and Expenses

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Subscriptions for Shares

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Use of Proceeds

8.	General Description of the Registrant	The Company

9.	Management	Management of the Company The Adviser Administrator Custodian Management Fee

10.	Capital Stock, Long-Term Debt, and Other Securities	Distribution Policy Net Asset Valuation

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	Table of Contents of the Statement of Additional Information	Not Applicable

14.	Cover Page of SAI	Not Applicable

15.	Table of Contents	Table of Contents

16.	General Information and History	The Company

17.	Investment Objective and Policies	Investment Program

18.	Management	See Item 9 Above

19.	Control Persons and Principal Holders of Securities	Management of the Company

20.	Investment Advisory and Other Services	The Adviser Management Fee

21.	Portfolio Managers	The Adviser

22.	Brokerage Allocation and Other Practices	Brokerage

23.	Tax Status	Tax Aspects

i

Item No.	Caption	Location

24.	Financial Statements	Financial Statements

PART A -- INFORMATION REQUIRED IN A PROSPECTUS
PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the prospectus that follows.

Prospectus

September 1, 2012

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Cantor Opportunistic Alternatives Fund, LLC

Shares of Limited Liability Company Interests

____________________

Cantor Fitzgerald Investment Advisors, L.P.

Adviser

110 East 59th Street
New York, NY 10022
(212) 938-5000

Cantor Opportunistic Alternatives Fund, LLC (formerly Cadogan Opportunistic Alternatives Fund, LLC) (the “Company”) is a limited liability company registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company.  The investment objective of the Company is to achieve capital appreciation with moderate volatility principally through a balanced portfolio of interests in alternative investment vehicles and separately managed accounts.

Neither the Securities and Exchange Commission nor any other U.S. federal or state governmental agency or regulatory authority has approved or disapproved the merits of an investment in these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

____________________

This Prospectus sets forth concisely information about the Company that a prospective investor should know before investing, and should be retained for future reference.  It includes the information required to be included in a prospectus and statement of additional information.  No separate statement of additional information will be provided.  Additional information about the Company has been filed with the Securities and Exchange Commission and is available either on the Commission’s website at www.sec.gov or upon request and without charge by calling the Company collect at (212) 938-5000.  The Company’s annual and semi-annual reports also will be available on the SEC website or upon request and without charge by calling the Company collect.  Shares will be sold only to investors qualifying as “Eligible Investors” as described in this Prospectus, and a minimum initial purchase from each investor of $25,000 is required, subject to waiver.

TO ALL INVESTORS

This Prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Shares be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale.  No person has been authorized to make any representations concerning the Company that are inconsistent with those contained in this Prospectus.  Prospective investors should not rely on any information not contained in this Prospectus.  Prospective investors should not construe the contents of this Prospectus as legal, tax or financial advice.  Each prospective investor should consult his, her or its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Company for the investor.  This Prospectus is qualified in its entirety by reference to the Limited Liability Company Agreement of Cantor Opportunistic Alternatives Fund, LLC (the “LLC Agreement”) itself.  The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement.  The Shares are not planned to be listed on any securities exchange or traded in other markets.  No market currently exists for Shares, and it is not contemplated that one will develop.

PRIVACY POLICY STATEMENT

The Company and the Adviser (each as defined below) collect non-public personal information about investors from information received on subscription documents and other forms and information required in connection with a subscription for Shares and information concerning Shareholders’ transactions with the Company.  The Company and the Adviser will not disclose any non-public personal information relating to current or former investors except as required by applicable laws and regulations and in connection with the administration, processing and servicing of repurchases and subscriptions or to the Company’s administrator, independent registered public accountants and attorneys, in each such case subject to customary undertakings of confidentiality.  The Company and the Adviser restrict access to non-public personal information relating to investors to personnel of the Company and the Adviser and other service provider personnel who need to know that information in connection with the operation of the Company.  The Company maintains physical, electronic and procedural controls in keeping with U.S. federal standards to safeguard the Company’s non-public personal information relating to investors.

TABLE OF CONTENTS

Page

OFFERING SUMMARY	1

SUMMARY OF FEES AND EXPENSES	19

THE COMPANY	22

USE OF PROCEEDS	22

STRUCTURE	22

INVESTMENT PROGRAM	22

THE MULTI-FUND CONCEPT	24

THE INVESTMENT STRATEGIES OF THE PORTFOLIO HEDGE FUNDS	24

ALLOCATION TO PORTFOLIO HEDGE FUNDS	25

IDENTIFICATION AND SELECTION OF PORTFOLIO HEDGE FUNDS	26

RISK FACTORS	29

OTHER RISKS	43

LIMITS OF RISK DISCLOSURES	45

INVESTMENT POLICIES AND RESTRICTIONS	45

MANAGEMENT OF THE COMPANY	46

INDEPENDENT DIRECTORS	46

INTERESTED DIRECTORS	47

OFFICERS	48

THE ADVISER	52

INVESTMENT ADVISORY AGREEMENT	56

VOTING	56

CODE OF ETHICS	56

BROKERAGE	57

ADMINISTRATOR	58

CUSTODIAN	58

COMPANY EXPENSES	58

v

MANAGEMENT FEE	59

DISTRIBUTION POLICY	60

NET ASSET VALUATION	60

CONFLICTS OF INTEREST	62

DISCLOSURE OF PORTFOLIO HOLDINGS	63

SUBSCRIPTIONS FOR SHARES	64

REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES	65

TAX ASPECTS	68

ERISA CONSIDERATIONS	74

ADDITIONAL INFORMATION REGARDING THE LIMITED LIABILITY COMPANY AGREEMENT	75

REPORTS TO SHAREHOLDERS	75

TERM, DISSOLUTION AND LIQUIDATION	75

FISCAL YEAR	76

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL	76

INQUIRIES AND FINANCIAL INFORMATION	76

 OFFERING SUMMARY

In making an investment decision, an investor must rely upon his, her or its own examination of the Company and the terms of the offering, including the merits and risks involved, of acquiring the Shares of the Company.  This is only a summary of information to consider before investing and is qualified in its entirety by the more detailed information that follows elsewhere in this Prospectus.  An investor should read carefully the entire Prospectus before making a decision to purchase Shares of the Company.

THE COMPANY
Cantor Opportunistic Alternatives Fund, LLC (formerly Cadogan Opportunistic Alternatives Fund, LLC) (the “Company”) is a limited liability company organized under the laws of the State of Delaware and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company.  The Company will offer and sell shares of limited liability company interests in the Company (the “Shares”) in minimum denominations of $25,000 (subject to waiver) to high net worth individuals and other qualified investors and will restrict transferability of the Shares.

The assets of the Company will be actively managed and an investment in the Company will be subject to an asset-based fee payable to Cantor Fitzgerald Investment Advisors, L.P. (“CFIA”), the investment adviser to the Company (in such capacity, the “Adviser”).  Investors who purchase Shares and are admitted to the Company will become shareholders of the Company (“Shareholders”).

INVESTMENT OBJECTIVE AND INVESTMENT PROGRAM

The investment objective of the Company is to achieve capital appreciation with moderate volatility principally through a balanced portfolio of interests in alternative investment vehicles and discretionary managed accounts (collectively, “Portfolio Hedge Funds” or “Portfolio Funds”) advised by managers considered by the Adviser to be either experienced professionals with demonstrated performance or “rising stars” in their respective fields of specialization (collectively, the “Portfolio Hedge Fund Managers”). Past performance of Portfolio Hedge Funds advised by Portfolio Hedge Fund Managers is not indicative of future performance.

Although the Company is not required to maintain exposure to any particular strategies, the Company anticipates investing in Portfolio Hedge Funds that employ strategies that include investing and trading in both long and short securities positions, and may include investment in securities for which there is no ready market, or very limited liquidity, and may also involve elements of securities arbitrage and hedging, and the use of leverage.  The Adviser believes that such an investment program will provide investment performance for the Company with less volatility and risk than such assets, or these Portfolio Hedge Funds and Portfolio Hedge Fund Managers, may individually experience.  The Adviser seeks to establish a balance among a number of Portfolio Hedge Fund Managers with the goal to mitigate any single-event damage to long-term return, and yet provide sufficient exposure to individual Portfolio Hedge Funds so that strong performance by any such Portfolio Hedge Fund will not be overly dampened. See “Investment Program – Investment Goals of the Company”.

Although the Company is considered a non-diversified company under the 1940 Act and may thus concentrate its assets in fewer issuers than a fund that is organized as a “diversified” fund under the 1940 Act, the Adviser endeavors to maintain for the Company a balanced portfolio of Portfolio Hedge Funds.  The Company’s portfolio maintains exposure across geographical areas, investment styles and strategies.  The Adviser targets a portfolio of 10 to 30 Portfolio Hedge Funds, but may from time to time, at its discretion, increase or reduce the number of Portfolio Hedge Funds to which it allocates assets.  Portfolio Hedge Funds may be added or removed by the Adviser at any time.  The Adviser will not allocate more than 10% of the Company’s net assets (measured at the time of investment) to any Portfolio Hedge Fund.   See “Allocation to Portfolio Hedge Funds” and “Identification and Selection of Portfolio Hedge Funds”.

The Adviser employs its proprietary methodology to identify, select and monitor Portfolio Hedge Funds.  The Adviser quantitatively evaluates past performance, risk, volatility, statistical correlation of returns and other investment criteria and uses its qualitative judgment based on direct personal interviews and observation as well as market research and reference checks.

The Adviser employs an ongoing risk management process.  Risk management with respect to portfolio construction will seek to achieve balance across trading styles and investment strategies, asset classes and markets.  The Adviser’s regular risk management review includes:  (i) at a minimum, a monthly review of profit and loss reports and risk profiles for each Portfolio Hedge Fund Manager; (ii) ongoing quantitative and qualitative monitoring of Portfolio Hedge Fund Managers; and (iii) monitoring of drawdown (loss) levels.  No risk-management process is fail-safe, and no assurance can be given that the Adviser’s risk management process will achieve its objective.  From time to time, the Adviser may modify or change its risk management system.

The Company will rely on the Adviser’s ability to select appropriate investment strategies and to select and monitor Portfolio Hedge Fund Managers to implement such strategies.  Because the Adviser generally will not trade the Company’s assets itself (other than in allocating assets to Portfolio Hedge Funds), prospective investors should consider that their return will be largely dependent on the ability of the Adviser to select Portfolio Hedge Fund Managers who perform well over time.

There can be no assurance that the Company’s objective will be achieved.

RISK FACTORS
The Investment Program Is Speculative and Entails Substantial Risks.  All securities investing and trading activities risk the loss of capital.  No assurance can be given that the Company’s investment objective will be achieved or that the performance of the Company will be positive over any period of time.  Performance will depend upon the Portfolio Hedge Funds and the Adviser’s ability to effectively select Portfolio Hedge Funds and allocate and reallocate the Company’s assets among them.  Many of the Portfolio Hedge Funds may use leverage, engage in short sales and derivative transactions, maintain concentrated portfolios, invest in illiquid securities or pursue other speculative and risky strategies.  The Company may experience significant losses from investing in Portfolio Hedge Funds that use such strategies.  As a non-diversified investment company, the Company is not subject to the percentage limitations imposed by the 1940 Act on the portion of its assets that may be invested in the securities of any one issuer.  As a result, the investment portfolio of the Company may be subject to greater risk and volatility than if the portfolio were invested in the securities of a broader range of issuers.  A Shareholder may lose all or a substantial portion of its investment in the Company.

Portfolio Hedge Fund Investment in the Company Is Not Suitable for All Investors.  Prospective investors in the Company should review carefully the discussion under the captions “Risk Factors” and “Other Risks” for specific risks associated with each Series’ and the Portfolio Hedge Fund Managers’ styles of investing.  An investment in the Company should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment and have sufficient capital to sustain the loss of their entire investment in the Company.

Portfolio Hedge Funds Pursue Various Investment Strategies.  The Portfolio Hedge Funds selected by the Company may invest and trade in a wide range of instruments and markets and may pursue various investment strategies.  The Portfolio Hedge Funds may invest and trade in equity and debt securities (including initial public offerings), and may also invest and trade in equity-related instruments, currencies, financial futures, commodities and debt-related instruments.  Some of these securities or other instruments may be restricted or illiquid so that it may not be possible to sell them at the most opportune times or at prices approximating the value at which they were purchased.  In addition, the Portfolio Hedge Funds may sell securities short and use a wide range of other investment techniques.  The Portfolio Hedge Funds generally are not limited in the markets, either by location or type, such as large capitalization, small capitalization or non-U.S. markets, in which they invest, or the investment discipline that the Portfolio Hedge Fund Managers may employ, such as value or growth or bottom-up or top-down analysis.  Special risks apply to investing in both non-U.S. and smaller capitalization issuers.  The Portfolio Hedge Funds may use various investment techniques for hedging and non-hedging purposes.  A Portfolio Hedge Fund may, for example, sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions.  The use of these techniques may be an integral part of a Portfolio Hedge Fund’s investment strategy and may involve certain risks. The Portfolio Hedge Funds may use leverage, which also entails risk. See “Risk Factors.”

Use of Leverage.  Some or all of the Portfolio Hedge Funds in which the Company invests may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks (i.e., through credit facilities, lines of credit, or other margin or borrowing arrangements) for investment purposes.  Use of leverage in this manner is speculative and involves certain risks.  The Company may borrow money in connection with its investment activities, for cash management purposes, to fund the repurchase of Shares or for temporary or emergency purposes.  In general, the use of leverage by Portfolio Hedge Funds or the Company will increase the volatility of the Portfolio Hedge Funds or the Company and increase the risk of loss to Shareholders.

Use of Options and Other Derivatives.  Certain of the Portfolio Hedge Fund Managers may engage in a substantial amount of options trading, both for speculative and for hedging purposes.  Options trading involves certain risks which trading in the underlying securities alone does not.  For example, options carry embedded leverage, and interest rates and market volatility affect option values.  Options have limited life spans and may expire worthless despite the underlying position becoming profitable soon thereafter.  Certain of the Portfolio Hedge Fund Managers make extensive use of other types of derivatives in their trading.  Derivatives often carry a high degree of embedded leverage and, consequently, are highly volatile.

There Are Special Tax Risks.  Special tax risks are associated with an investment in the Company.  The Company has elected to be treated as a “regulated investment company” or “RIC” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  As such, the Company must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements.  Each of these ongoing requirements for qualification for the favorable tax treatment for RICs require that the Company obtains information from the Portfolio Hedge Funds in which the Company is invested.  The Adviser has established internal policies and procedures for monitoring the compliance process, including having engaged the Company’s Administrator (defined below) to review asset diversification test results for the Company.

If before the end of any quarter of its taxable year, the Company believes that it may fail the asset diversification requirement, the Company may seek to take certain actions to avert such a failure.  The Company may try to acquire additional interests in Portfolio Hedge Funds to bring itself into compliance with the asset diversification test.  While relevant provisions also afford the Company a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Company’s ability to effect a withdrawal from a Portfolio Hedge Fund referred to above may limit utilization of this cure period. Legislation enacted in 2010 has added two additional ways in which the Company may cure a diversification failure. In the event of a diversification failure, in general, the Company will be considered to have met the diversification test if either (i) in the case of a “de minimis” failure (as defined in the Code), the Company disposes of the non-diversified assets within six months of the end of the relevant quarter; or (ii) in the case of any other failure, as long as the failure is due to reasonable cause (and not willful neglect), the Company files with the Internal Revenue Service (“IRS”), in a manner to be determined by the IRS, a schedule of the assets causing the failure and the Company disposes of the non-diversified assets within six months of the end of the relevant quarter (or otherwise comes into compliance with the diversification test), and the Company pays a tax equal to the greater of $50,000 or the amount of income generated by the non-diversified assets during the period the diversification test was failed multiplied by the highest tax rate. There can be no assurance that, if the Company fails to satisfy the Subchapter M asset diversification test, it will be able to avail itself of either of these two Code provisions.

If the Company fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a regulated investment company under the Code.  In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to the Shareholders.  In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Company’s current and accumulated earnings and profits.  Accordingly, disqualification as a regulated investment company would have a material adverse effect on the value of the Company’s Shares and the amount of the Company’s distributions.  See “Tax Aspects.”

The Shares Have Limited Liquidity.  It is anticipated that Shares will not be listed on any securities exchange or traded in other markets, and Shares will be subject to substantial restrictions on transfer.  Although the Company expects to offer to repurchase Shares from the Shareholders from time to time, no assurance can be given that these repurchases will occur as scheduled or at all.

The Company Bears the Fees of Its Underlying Portfolio Hedge Fund Managers, and the Fee Arrangements of Those Managers May Involve Special Risks.  As noted above, each Portfolio Hedge Fund Manager to which the Adviser allocates assets generally will charge an asset-based fee, and some or all of the Portfolio Hedge Fund Managers will receive performance-based compensation (either fees or in the form of profit “allocations”).  The asset-based fees of the Portfolio Hedge Fund Managers are generally expected to range from 1% to 2% annually of the net assets under their management and the performance compensation to the Portfolio Hedge Fund Managers is generally expected to range from 15% to 20% of net profits annually.  The receipt of performance compensation by a Portfolio Hedge Fund Manager may create an incentive for a Portfolio Hedge Fund Manager to take positions that involve more risk than the Portfolio Hedge Fund Manager might otherwise have accepted.  The Portfolio Hedge Fund Managers receive incentive compensation based on each such Portfolio Hedge Fund Manager’s individual performance, not the overall performance of the Company.  Consequently, the Company may pay incentive compensation even while incurring overall losses.

Fees payable to a manager of a Portfolio Hedge Fund are separate from fees payable by the Company to the Adviser.  Accordingly, Shareholders are subject to two levels of fees, and there can be no assurance that the Company’s return on its investments will be sufficient to offset the Company’s expenses (including its share of such fees and other Portfolio Hedge Fund expenses).

There Are Special Risks Related to Investments in the Portfolio Hedge Funds.  Portfolio Hedge Funds generally permit redemptions only at infrequent intervals, and in some cases only up to a specified percentage of assets.  Portfolio Hedge Funds may permit or require that redemptions of interests be made in kind.  Consequently, the Company may not be able to withdraw from a Portfolio Hedge Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from a Portfolio Hedge Fund that may have poor performance or for other reasons.  The Company also may be subject to fees imposed with respect to “early withdrawals” made within the “lock-up” or penalty period, if any, of a particular Portfolio Hedge Fund.

To the extent the Company holds a Portfolio Hedge Fund’s non-voting securities (or voting securities as to which voting rights have been waived), it will not be able to vote on matters that require the approval of the investors in the Portfolio Hedge Fund, including on matters that could adversely affect the Company’s investment in the Portfolio Hedge Fund.  The Company may invest without limit in such non-voting interests, and may do so for several reasons.  It is not uncommon for Portfolio Hedge Funds to offer only non-voting shares or shares having a limited ability to vote.  The Company also may, for regulatory reasons such as to avoid potential affiliation issues, limit the amount of voting securities it holds in any particular Portfolio Hedge Fund, and may as a result hold all or a substantial portion of its interests in non-voting form.  Such affiliation issues, should they arise, could be interpreted to restrict the Portfolio Hedge Fund from engaging in transactions with the Company and could limit the range of Portfolio Hedge Funds in which the Company may invest. This may entail the Company subscribing for a class of securities that is not entitled to vote or contractually waiving its voting rights. The Adviser, rather than the Board, makes the decision on behalf of the Company to make such investments.

The Portfolio Hedge Funds Operate Independently of the Company and Are Largely Unregulated.  The Portfolio Hedge Funds generally will not be registered as investment companies under the 1940 Act and the Company, as an investor in these Portfolio Hedge Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.  While the Adviser in many instances expects to obtain negotiated arrangements that provide for regular reporting of performance and portfolio data by the Portfolio Hedge Funds, at times the only means of obtaining independent verification of performance data will be reviewing a Portfolio Hedge Fund’s annual audited financial statements.  Absent such negotiated arrangements (or as may otherwise be provided in the Portfolio Hedge Fund’s governing documents), Portfolio Hedge Funds are not contractually or otherwise obligated to inform their investors, including the Company, of details surrounding their investment strategies.  (This means, for example, that if two or more of the Company’s Portfolio Hedge Funds were to invest significantly in the same company or industry, the Company’s investments could be “concentrated” in that company or industry without the Adviser having had the opportunity to assess the risks of such concentration.  In addition, the Company and the Adviser have no control over the Portfolio Hedge Funds’ investment management, brokerage, custodial arrangements or operations and must rely on the experience and competency of each Portfolio Hedge Fund Manager in these areas.  The performance of the Company is entirely dependent on the success of the Adviser in selecting Portfolio Hedge Funds for investment by the Company and the allocation and reallocation of assets among Portfolio Hedge Funds.

Investors May Be Able to Invest in the Portfolio Hedge Funds Directly at a Lower Cost than Investing Indirectly through the Company.  An investor who meets the eligibility conditions imposed by the Portfolio Hedge Funds, including minimum initial investment requirements that generally will be substantially higher than those imposed by the Company, could invest directly in the Portfolio Hedge Funds.  By investing in the Portfolio Hedge Funds indirectly through the Company, an investor bears a proportionate part of the asset-based fees and other expenses paid by the Company to the Adviser and other expenses of the Company, and also indirectly bears a portion of the asset-based fees, performance compensation and other expenses borne by the Company as an investor in the Portfolio Hedge Funds.

Future Changes in Applicable Law.  The ability of the investment funds, and, by extension, the Company, to implement their investment program and conduct their operations, is based on laws and regulations which are subject to change through legislative, judicial or administrative action.  Future legislative, judicial or administration action could adversely affect the ability of the investment funds and the Company to implement their investment program and conduct their operations.

Short-Term Capital Gains. The Portfolio Hedge Funds may generate copious amounts of short-term capital gain and incur substantial trading commissions due to extensive trading activity and frequent portfolio turnover.  To the extent the Portfolio Hedge Funds generate short-term capital gain, an investor’s indirect share of such gain will generally be reflected as ordinary income dividends, taxable as ordinary income.

Portfolio Hedge Funds Take Long and Short Positions in Securities.  Since a long/short equity strategy involves identifying securities that are generally “undervalued” (or, in the case of short positions, overvalued) by the marketplace, the success of the strategy necessarily depends upon the market eventually recognizing such value in the price of the security, which may not necessarily occur, or may occur over extended time frames that limit profitability.  Positions may undergo significant short-term declines and experience considerable price volatility during these periods.  In addition, long and short positions may or may not be correlated to each other.  If the long and short positions are not correlated, it is possible to have investment losses in both the long and short sides of the portfolio.  A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss (see “Other Strategy Risks - Short Sales”).

Portfolio Hedge Funds May Invest in Distressed Securities.  Portfolio Hedge Funds may invest in equity and debt securities of U.S. and non-U.S. issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings.  Investments of this type should be considered speculative, as they involve substantial financial and business risks that can result in substantial or at times even total losses.  Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers.  Such investments also may be adversely affected by U.S. state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and the U.S. Bankruptcy Court’s power to disallow, reduce, subordinate, or disenfranchise particular claims.  The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets.  It may take a number of years for the market price of such securities to reflect their intrinsic value.  In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (for example, due to failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Hedge Fund of the security in respect to which such distribution was made.

Portfolio Hedge Funds May Engage in Merger Arbitrage.  Merger arbitrage investments often incur significant losses when anticipated merger or acquisition transactions are not consummated.  There is typically “asymmetry” in the risk-reward profile of mergers – the losses that can occur in the event of deal break-ups often far exceed the gains to be had if deals close successfully.  The consummation of mergers, tender offers and exchange offers can be prevented or delayed by a variety of factors, including:  (i) regulatory and antitrust restrictions; (ii) political motivations; (iii) industry weakness; (iv) stock specific events; and (v) failed financings.  Merger arbitrage positions are also subject to the risk of overall market movements.  To the extent that a general increase or decline in equity values affects the stocks involved in a merger arbitrage position differently, the position may be exposed to loss.  Finally, merger arbitrage strategies depend for success on the overall volume of merger activity, which has historically been cyclical in nature.  During periods when merger activity is low, it may be difficult or impossible to identify opportunities for profit or to identify a sufficient number of such opportunities to provide balance among potential merger transactions.

Portfolio Hedge Fund Managers May Engage in Convertible Arbitrage.  The success of the investment activities of a Portfolio Hedge Fund Manager involved in convertible arbitrage will depend on the manager’s ability to identify and exploit price discrepancies in the market.  Identification and exploitation of the market opportunities involve uncertainty.  No assurance can be given that a Portfolio Hedge Fund Manager will be able to locate investment opportunities or to correctly exploit price discrepancies.  A reduction in the pricing inefficiency of the markets in which such manager will seek to invest will reduce the scope for the manager’s investment strategies.  In the event that the perceived mispricings underlying a Portfolio Hedge Fund Manager’s positions fail to materialize as expected by the manager, the positions could incur a loss.

The price of a convertible bond, like other bonds, changes inversely to changes in interest rates.  Hence, increases in interest rates could result in a loss on a position to the extent that the equity attributable to the short position often entered into by these Portfolio Hedge Fund Managers does not correspondingly depreciate in value.  While Portfolio Hedge Fund Managers may seek to hedge interest rate risk via interest rate swaps and investments in U.S. Treasury securities, residual interest rate risk would adversely affect the portfolio.  The price of convertible bonds is also sensitive to the perceived credit quality of the issuer.  Convertible securities purchased by Portfolio Hedge Fund Managers will decline in value if there is a deterioration in the perceived credit quality of the issuer or a widening of credit spreads, and this decline in value may not be offset by gains on the corresponding short equity position.

Portfolio Hedge Fund Managers May Engage in Global Macro.  Global macro strategies include both directional trading and relative value approaches to what are generally short-term allocations of capital.  Portfolio Hedge Fund Managers utilizing a directional trading approach will take unhedged long or short positions in various markets.  Such unhedged investments may expose the Company to full market risk and are subject to substantial losses.  The use of a relative value approach is also subject to the risk of substantial losses because of imperfect correlation of a Portfolio Hedge Fund Manager’s portfolio of long and short positions.

Portfolio Hedge Fund Managers May Employ Statistical Arbitrage.  The success of the investment activities of a Portfolio Hedge Fund Manager employing statistical arbitrage is heavily dependent on the mathematical models used by the Portfolio Hedge Fund Manager in seeking to exploit short-term and long-term relationships among stock prices and volatility.  Models that have been formulated on the basis of past market data may not be predictive of future price movements.  The Portfolio Hedge Fund Manager may select models that are not well-suited to prevailing market conditions.  Furthermore, the effectiveness of such models tends to deteriorate over time as more traders seek to exploit the same market inefficiencies through the use of similar models.  In addition, in the event of static market conditions, statistical arbitrage strategies are less likely to be able to generate significant profit opportunities from price divergences between long and short positions than in more volatile environments.

Portfolio Hedge Fund Managers May Engage in Equity Market Neutral Strategies.  A market neutral strategy requires both a long and short position.  To the extent a Portfolio Hedge Fund Manager is unable to maintain a balanced position because of trade execution delays, forced liquidations of short or leveraged positions due to losses or failure to “match” long and short positions, the strategy will not be market neutral.  In addition, to the extent that long and short positions are not matched by industry sectors, a sector-wide but not market-wide price move may result in market, as opposed to stock selection, losses.  Unusual events specific to a particular company that cause sudden changes in the company’s share valuation may also adversely affect historical price relationships between stocks, leading to losses when relying on the strategy.

Portfolio Hedge Fund Managers May Utilize a Fixed Income Arbitrage Strategy.  Fixed income arbitrage strategies generally involve spreads between two or more positions.  To the extent the price relationships between such positions remain constant, no gain or loss on the position will occur.  Such positions do, however, entail a substantial risk that the price differential could change unfavorably, causing a loss to the spread position.  Substantial risks are involved in trading in U.S. and non-U.S. government securities, corporate securities, investment company securities, mortgage-backed and asset-backed securities, futures and options, rate caps, rate swaps and the various other financial instruments and investments that fixed income arbitrage strategies may trade.  Substantial risks are also involved in borrowing and lending against such investments.  The prices of these investments can be volatile, market movements are difficult to predict, and financing sources and related interest and exchange rates are subject to rapid change.  Certain corporate, asset-backed and mortgage-backed securities may be subordinated (and thus exposed to the first level of default risk) or otherwise subject to substantial credit risks.  Government policies, especially those of the Federal Reserve Board and foreign central banks, have profound effects on interest and exchange rates that, in turn, affect prices in areas of the investment and trading activities of fixed income arbitrage strategies.  Many other unforeseeable events, including actions by various government agencies and domestic and international political events, may cause sharp market fluctuations.

Portfolio Hedge Fund Managers’ Performance Compensation Based on Unrealized as Well as Realized Gains.  The Portfolio Hedge Fund Managers’ incentive compensation will be based on unrealized as well as realized gains.  There can be no assurance that such gains will, in fact, ever be recognized.  Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision.

BOARD OF DIRECTORS
The Company has a Board of Directors (each member a “Director” and collectively, the “Board” or “Board of Directors”) that has overall responsibility for monitoring and overseeing the Company’s investment program and its management and operations.  Each investor, by investing in the Company, will become a “Shareholder” of the Company and will be deemed to have voted for the election of each Director.  Any vacancy on the Board of Directors may be filled by the remaining Directors, except to the extent the 1940 Act requires the election of Directors by the Shareholders.  A majority of the Directors are “Independent Directors” who are not “interested persons” (as defined by the 1940 Act) of the Company or the Adviser.  See “Management of the Company—Board of Directors” and “Directors and Officers.”

THE ADVISER
Cantor Fitzgerald Investment Advisors, L.P. (the “Adviser”), a Delaware limited partnership, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Adviser is indirectly owned principally by Cantor Fitzgerald, L.P. (“Cantor”).  The Adviser

serves as the Company’s investment adviser pursuant to an investment advisory agreement effective as of September 1, 2012 (the “Investment Advisory Agreement”).

Subject to the oversight of the Board of Directors, the day-to-day management, short-term cash management and operations of the Company is the primary responsibility of the Company’s Portfolio Manager, Mr. Peter Hommeyer and Mr. Clint Grady.  Mr. Hommeyer is currently the Director of Research for CFIA and Portfolio Manager for the Cantor Alternative Strategies Trust portfolio.  Mr. Grady is currently the Director of Quantitative Research for CFIA.  If an event occurs that causes CFIA to be replaced as adviser to the Company, other than with consent of the Shareholders as contemplated under the 1940 Act, the Company’s Board of Directors has undertaken to promptly give notice that, for at least 18-months after such event, the Company will waive the one-year minimum holding period for Shares and ensure that quarterly tender offers are for no less than 25% of outstanding Shares of the Company.  See “The Adviser.”

ADMINISTRATOR
U.S. Bancorp Fund Services, LLC has been retained by the Company to provide certain administrative services to the Company (in such capacity, the “Administrator”).  Fees payable to the Administrator for these services, and reimbursement for the Administrator’s out-of-pocket expenses, are paid by the Company.  See “Company Expenses” and “Administrator.”

CUSTODIAN
The Company has retained State Street Bank and Trust Company, pursuant to a Master Custodian Agreement dated as of August 1, 2009, to provide certain custodial services to the Company (in such capacity, the “Custodian”).  Fees payable to the Custodian for these services, and reimbursement for the Custodian’s out-of-pocket expenses, are paid out of the Company’s assets.  See “Company Expenses” and “Custodian.”

COMPANY EXPENSES
The Adviser will bear expenses incurred in the operation of its business (such as rent for office space, telephone lines, news and quotation equipment, employees’ salaries and computer facilities).  See “Company Expenses.”

Expenses to be borne by the Company include, without limitation:  all expenses other than those borne by the Adviser as described above related to its investment program (collectively, “investment-related expenses”); organizational and initial offering expenses; ongoing offering expenses; Directors’ fees (including directors and officers/errors and omissions insurance); fidelity bond expenses; administrative expenses (including the fees and expenses of the Administrator); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Shareholders, including the costs of preparing, printing and mailing reports to Shareholders (but not to prospective investors, which costs will be borne by the Adviser), and extraordinary expenses. Company expenses will also include investment-related expenses, including, but not limited to, the Management Fee (as defined below), brokerage commissions, dealer mark-ups, and other transactions costs on its cash management; interest expense on any borrowings it may make; and any subscription or redemption charges imposed by the Portfolio Hedge Funds. The Company indirectly bears its pro rata share of expenses incurred by Portfolio Hedge Funds.

The Company will reimburse the Adviser for Company expenses paid by the Adviser.

The Adviser has voluntarily agreed to a fee waiver and expense reimbursement to the extent that the Management Fee, Administrative Fee, and Other Expenses (other than certain extraordinary expenses, and not including certain expenses such as portfolio transaction expenses or taxes) together exceed 2.00%.  This waiver and reimbursement may be revoked upon prior notice to the Board.

MANAGEMENT FEE
In consideration of the advisory and other services provided by the Adviser, the Company pays the Adviser a monthly fee at the annual rate of 0.50% of the Company’s average month-end net assets (the “Management Fee”).  See “Management Fee.”  The Management Fee is paid out of and reduces the Company’s net assets.

CONFLICTS OF INTEREST
The investment activities of the Adviser, the Portfolio Hedge Fund Managers and their affiliates for their own accounts and other accounts they manage may give rise to conflicts of interest that may disadvantage the Company.  The Adviser, as an adviser to various investment vehicles, may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Company.  See “Conflicts of Interest.”

DISCLOSURE OF PORTFOLIO HOLDINGS

The Company publicly discloses its portfolio holdings periodically as required by the 1940 Act.  The Company also may make disclosures to persons or entities having a legitimate business purpose related to receipt of such information, subject to the requirement that if such information is made available more frequently than to the public it be subject at all times to appropriate protections against misuse.  A more complete description of the Company’s policies and procedures with respect to the disclosure of information relating to its portfolio securities is available below under “Disclosure of Portfolio Holdings.”

SUBSCRIPTION FOR SHARES
Shares are offered at their net asset value per Share, and each Share issued represents a capital investment in the Company in that amount.  The minimum initial investment from each investor is $25,000 (subject to waiver), and the minimum additional investment is $10,000 (also subject to waiver).  The minimum initial and additional investments may be reduced by the Company with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Company, the Adviser or their affiliates).  The Board of Directors may, in its discretion, cause the Company to repurchase a Shareholder’s entire interest in the Company (i.e., all Shares held by the Shareholder) if the Shareholder’s investment balance, as a result of repurchase, is less than $25,000.  Qualifications that must be met in becoming a Shareholder are summarized in the subscription agreement that must be completed by each prospective investor and are also described in the Prospectus.  See “Subscriptions for Shares—Subscription Terms.”

Based on authority delegated to it by the Board of Directors, the Administrator, on behalf of the Company, may accept initial and additional subscriptions for Shares as of the first business day of each calendar month (a “business day” being any day on which banks in New York City are not required or permitted to close), except that the Company may offer Shares more frequently as determined by the Board of Directors.  An investor must complete a subscription agreement acceptable in form and substance to the Company at least two business days before the investor’s initial purchase of Shares. An existing Shareholder may subscribe for additional Shares without completing an additional subscription agreement, but must provide notice of the proposed subscription amount to the Company at least two business days before the proposed subscription. Subscriptions are subject to the receipt of cleared funds by the Company one business day prior to the applicable subscription date and in the full amount of the subscription. Although the Administrator may accept, in the Company’s sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Shareholder until cleared funds have been received. The Company reserves the right to reject any subscription for Shares, and the Company may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time. See “Subscriptions for Shares—Subscription Terms.”

ELIGIBILITY
Each prospective investor will be required to certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act (generally, individuals having a net worth of at least $1 million or entities having total assets of at least $5 million or entities all of whose beneficial owners are themselves accredited investors) and “qualified client” as defined in Rule 205-3 under the Advisers Act (generally, individuals and entities having at least $1 million under the management of the investment adviser or individuals and entities having a net worth of at least $2 million or individuals and entities that are “qualified purchasers” for purposes of Section 3(c)(7) of the 1940 Act). Investors who meet these qualification requirements are referred to in this Prospectus as “Eligible Investors.”  In addition, to assist the Company in meeting its “know your customer” obligations, an Eligible Investor generally must have a prior relationship with the Adviser or an approved intermediary.  See “Subscriptions for Shares—Eligible Investors.”

TRANSFER RESTRICTIONS
Shares held by a Shareholder may be transferred only (1) by operation of law due to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder or  (2) under certain other limited circumstances, with the written consent of the Company, which consent may be withheld in the Company’s sole discretion and is expected to be granted, if at all, only under extenuating circumstances.  In connection with any request to transfer Shares, the Company may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Company or its agents as to such matters as may reasonably be requested.

Transferees will not be allowed to become substituted Shareholders without the consent of the Company, which consent may be withheld in its sole discretion.  A Shareholder who transfers Shares may be charged reasonable expenses, including attorneys’ and independent registered public accountants’ fees, incurred by the Company or the Administrator in connection with the transfer.  See “Redemptions, Repurchases and Transfers of Shares—Transfers of Shares.”

REDEMPTIONS AND REPURCHASES OF SHARES BY THE COMPANY

No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the Company to redeem the Shares.  The Company may from time to time repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion.  Each such repurchase offer may be limited and will generally apply only to a portion of the net assets of the Company.  In determining whether the Company should offer to repurchase Shares from Shareholders, the Board of Directors will consider the recommendation of the Adviser.  The Adviser expects that it will recommend to the Board of Directors that the Company offer to repurchase Shares from Shareholders quarterly on the last business day of March, June, September and December.  In determining whether the Company should offer to repurchase Shares, the Board of Directors will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors.  The Board of Directors presently expects that it will offer to repurchase at least 20% of the outstanding Shares at each quarterly tender offer.  Notwithstanding the foregoing, the Company typically will not repurchase any Shares, or any portion of them, that have been held by the tendering Shareholder for less than one year as of the date of repurchase.

The Company may repurchase Shares, or any portion of them, of a Shareholder or any person acquiring Shares from a Shareholder, without consent or other action by the Shareholder or other person, if the Board of Directors in its sole discretion determines that it is in the best interests of the Company or upon the occurrence of certain events specified in the LLC Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above.  See “Redemptions, Repurchases and Transfers of Shares—No Right of Redemption” and “—Repurchases of Shares.”

SUMMARY OF TAX ASPECTS
The Company has elected to be treated as a “regulated investment company” under Subchapter M of the Code.  Certain requirements under Subchapter M and additional information regarding the Company’s tax treatment, which is substantially similar to that of many other publicly offered mutual funds, are described under the heading “Tax Aspects.”

As a regulated investment company under the Code, each year that the Company qualifies as a regulated investment company and distributes to its Shareholders generally at least 90% of its

“investment company taxable income” (as defined in the Code, but without regard to the dividends paid deduction), it will pay no U.S. federal income tax on the income or net capital gain it distributes. This avoids a “double tax” on the distributed income and net capital gain since holders of Shares normally will be taxed on the income and net capital gain they receive from the Company (unless their Shares are held in a retirement account that permits tax deferral or the holder is otherwise exempt from tax). Tax-exempt U.S. investors will not derive unrelated business taxable income from an investment in Shares if they do not borrow to make the investment.

Because this tax treatment requires the Company to make certain annual distributions to Shareholders, the Company has established a program for the automatic reinvestment of these distributions in the Company.  Under the program, when a Shareholder’s distribution is reinvested, additional Shares of the Company will be issued to that Shareholder in an amount equal in value to the distribution.  Shareholders will be enrolled automatically in the reinvestment program unless they elect otherwise by contacting the Company or the Administrator.  See “Distribution Policy.” Amounts reinvested pursuant to this policy will be taxable to the Shareholders as dividends.

EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ENTITIES

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRAs”) and Keogh plans (each, a “tax-exempt entity”), generally are eligible to purchase Shares of the Company.  The Company’s assets will not be deemed to be “plan assets” for purposes of ERISA.

Investment in the Company by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this Prospectus and to consult their legal, tax and accounting advisers with respect to their consideration of an investment in the Company.  See “ERISA Considerations” and “Tax Aspects.”

REPORTS TO SHAREHOLDERS
The Company will furnish, or will cause to be furnished, to Shareholders and the IRS an annual statement detailing federal tax information, including information about dividends and distributions paid to the Shareholder in the preceding year.  The Company will send to Shareholders an unaudited semiannual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act.  Shareholders are also sent reports regarding the Company’s operations at least quarterly.

TERM	The Company’s term is perpetual unless the Company is otherwise terminated under the terms of the LLC Agreement.

FISCAL YEAR	For accounting purposes, the Company’s fiscal year is the 12-month period ending on March 31.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the direct fees and expenses that the Company expects to incur and that Shareholders investing in the Company can expect to bear.

The Company is a “fund of hedge funds”.  As such, like all hedge fund investors, the Company bears a pro-rata share of the fees and expenses, including performance-based compensation, of the hedge fund vehicles in which it invests.  The caption “Acquired Fund Fees and Expenses” in the table below sets forth the Company’s pro-rata share of these indirect expenses; these indirect expenses are also reflected in the example following the table.

The Acquired Fund Fees and Expenses are not collected by or paid to the Adviser or the Company.  The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers to those Portfolio Hedge Funds in which the Company invests (the Portfolio Hedge Fund Managers) and are common to all hedge fund investors.

SHAREHOLDER TRANSACTION FEES
Maximum placement fee (percentage of purchase amount)	0%
Maximum repurchase fee	0%
ANNUAL EXPENSES (as a percentage of net assets)
Management Fee	0.50%
Administrative Fee	0.14%
Other Expenses	1.49%
Acquired Fund Fees and Expenses (Fees collected and expenses assessed by the Portfolio Hedge Fund Managers) (1) (2)	3.55%
Total Annual Expenses(3)	5.68%

______________
(1)
The figure shown is the Adviser’s estimate of the Company’s pro-rata share of the operating fees and expenses of a portfolio of Portfolio Hedge Funds similar to that in which the Company expects to invest.  These fees and expenses are paid by Portfolio Hedge Funds into which the Company will invest.  Hence, these operating expenses and fees are not a direct expense or direct cost of investors in the Company.

(2)
The Adviser’s estimate is based on an allocation of assets invested in each of the Portfolio Hedge Funds.  The Adviser’s estimate is based on the operating fees and expenses of Portfolio Hedge Funds, including management fees and incentive fees.  The information used to determine the Acquired Fund Fees and Expenses is generally based upon the most recent set of available audited financial statements.  In addition, interest expense relating to certain fixed income arbitrage strategies and trading strategies is included in the expense ratio of the Portfolio Hedge Funds.  It should be noted that historic fees may fluctuate over time and may be substantially higher or lower with respect to future periods.  Management Fees payable to the Portfolio Hedge Fund Managers typically range from 1% to 2% (annualized) of the average net asset value of the Portfolio Hedge Fund involved.  Incentive allocations or fees payable to the managers of the Portfolio Hedge Funds in which the Company may invest typically range from 15% to 20% of a Portfolio Hedge Fund’s net profits.  The Acquired Funds Fees and Expenses are not collected by or paid to the Adviser or the Company.  The Acquired Funds Fees and Expenses are paid to, assessed and collected by the Portfolio Hedge Fund Managers and are generally common to all hedge fund investors.

(3)
Fee waiver:  The Adviser has voluntarily agreed to a fee waiver and expense reimbursement to the extent that the Base Management Fee, Administrative Fee, and Other Expenses (other than certain extraordinary expenses, and not including certain expenses such as portfolio transaction expenses or taxes) together exceed 2.00%.  This waiver and reimbursement may be revoked upon prior notice to the Board.  If such waiver and reimbursement were included in the Fee Table, such waiver would have been indicated as 0.63% and “Total Annual Expenses” would total 5.55%.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly.  ”Other Expenses,” as shown above, are based on expenses for the fiscal year ended March 31, 2012, and include professional fees and other expenses that the Company bore directly, including custody fees and expenses, as well as expenses related to the offering.  For a more complete description of the various fees and expenses, see “Company Expenses,” “Management Fee,” “Administrator” and “Subscriptions for Shares.”

The following examples are based on the fees and expenses set forth above.  These examples should not be considered a representation of future expenses.  Actual expenses may be greater or less than those shown, and the Company’s actual rate of return may be greater or less than the hypothetical 5% return assumed in the examples.

EXAMPLE:

You would pay the following fees and expenses on a $25,000 investment in the Company, assuming a 5% annual return:*

1 year	3 years	5 years	10 years
$1,415.17	$4,216.71	$6,980.28	$13,726.44

_________________
*On an investment of $1,000, the Example would be as follows:

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment in the Company, assuming a 5% annual return:

1 year	3 years	5 years	10 years
$56.61	$168.67	$279.21	$549.06

 THE COMPANY

The Company, which is registered under the 1940 Act as a closed-end, non-diversified, management investment company, was organized as a limited liability company under the laws of the State of Delaware on October 22, 2004.  The Company was initially named Cadogan Alternative Strategies II, LLC until April 12, 2007, although it first commenced operations in August 2007 so it never conducted business under that name.  The Company was then named Cadogan Opportunistic Alternatives Fund, LLC until December 5, 2011, at which time, in connection with the transition of the Company’s investment advisory arrangements, the Company was renamed Cantor Opportunistic Alternatives Fund, LLC.  The Company’s principal office is located at 110 East 59th Street, New York, NY 10022, and its telephone number is (212) 938-5000.  Investment advisory services will be provided to the Company by the Adviser, Cantor Fitzgerald Investment Advisors, L.P., a Delaware limited partnership, pursuant to the Investment Advisory Agreement.  Responsibility for monitoring and overseeing the Company’s investment program and its management and operation is vested in the individuals who serve on the Board of Directors.  See “Management of the Company—Board of Directors.”

 USE OF PROCEEDS

The proceeds from the sale of Shares, net of the Company’s fees and expenses, will be invested in pursuance of its investment program and objective within less than three months after the completion of the offering, subject to market conditions and the availability of suitable investments.

 STRUCTURE

The Company is a specialized investment vehicle that combines many of the features of a fund not registered under the 1940 Act, often referred to as a “private investment fund” or “hedge fund,” with those of a registered closed-end investment company.  Specifically, compensation includes asset-based and performance-based fees to the Portfolio Hedge Fund Manager and asset-based fees to the Adviser, as well as the other expenses borne by each Portfolio Hedge Fund and the Company.  For that reason, an investor in the Company is effectively subject to two layers of advisory fees and other expenses.  Private investment funds are commingled asset pools that are often aggressively managed and that offer their securities privately without registration under the 1933 Act in large minimum denominations to a limited number of high net worth individual and institutional investors.  The general partners or investment advisers of these funds, which are typically structured as limited partnerships, corporations, or limited liability companies, are usually compensated through asset-based fees and performance-based compensation.  Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies.  These registered companies impose relatively modest minimum investment requirements and publicly offer their shares to a broad range of investors.  The advisers to registered closed-end investment companies are typically compensated through asset-based (but not performance-based) fees.

The Company is similar to a private investment fund in that it will be actively managed and Shares will be sold solely to high net worth individuals and other Eligible Investors, but differs from a typical private investment fund in that it will permit investments in relatively modest minimum denominations.  The managers of the Portfolio Hedge Funds typically also will be entitled to receive performance-based compensation.  Unlike many private investment funds, however, the Company, as a registered closed-end investment company, can offer Shares without limiting the number of Eligible Investors that can participate in the investment program of the Company.  The structure of the Company is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Company to the limitations on the number of Eligible Investors faced by many of those funds.

INVESTMENT PROGRAM

Investment Objective

The investment objective of the Company is to achieve capital appreciation with moderate volatility principally through a balanced portfolio of Portfolio Hedge Funds advised by Portfolio Hedge Fund Managers considered by the Adviser to be either experienced professionals with demonstrated performance or managers that the Adviser considers to be “rising stars” in their respective fields of specialization.  Past performance of Portfolio Hedge Funds advised by Portfolio Hedge Fund Managers is not indicative of future performance.

Investment Goals of the Company

•
To provide attractive, risk-adjusted returns to its investors.  The Company seeks to provide an opportunity for the investor to achieve attractive levels of return, while seeking to reduce the volatility that one might encounter with any single Portfolio Hedge Fund Manager.

•
To preserve investors’ capital.  The Company will attempt to provide consistent returns with what the Adviser believes to be lower relative levels of risk than are typically achieved with respect to similar assets managed by other hedge funds-of-funds.

Investment Philosophy of the Company

•
To invest primarily with Portfolio Hedge Fund Managers employing unleveraged or moderately leveraged strategies.  For the most part, the Adviser seeks Portfolio Hedge Fund Managers who utilize sound underlying investment approaches, rather than those seeking to magnify returns through the use of borrowed money and increased risk.

•	To use a blend of qualitative and quantitative methods to monitor and limit the levels of portfolio risk, including but not limited to:

•	Performing initial and ongoing research on the Portfolio Hedge Funds, their Portfolio Hedge Fund Managers and their respective investment policies;

•	Performing quantitative analysis using historical data;

•	Investing primarily with Portfolio Hedge Funds that utilize strategies in which the respective Portfolio Hedge Fund Manager has demonstrated ability and experience in hedging market exposure;

•	Allocation across a number of Portfolio Hedge Fund Managers, in order to lower exposure to any individual entity or approach; and

•	Allocation across a number of regions/geographies and investment styles with limited anticipated correlation in order to lower exposure to any individual region/geography or style.

•	To invest with Portfolio Hedge Fund Managers who consistently adhere to clearly expressed strategies so that the Adviser will be better able to manage the Company’s portfolio-wide risk.

•
To allocate assets among Portfolio Hedge Fund Managers who have previously demonstrated consistent investment returns and the ability to perform in different market cycles or who show talent and the ability to be nimble and adept at executing strategies.

•
To invest with Portfolio Hedge Fund Managers who demonstrate the ability to remain effective and profitable in a broad range of market environments.  The Adviser generally intends to remain invested with core Portfolio Hedge Fund Managers through an entire market cycle.  However, subject to withdrawal restrictions of Private Funds, the Adviser will not hesitate to withdraw or reallocate assets if a Portfolio Hedge Fund Manager appears to be investing in a manner inconsistent with its stated strategies, where the risk/reward profile has deteriorated, or for any other reason the Adviser deems appropriate and in the best interests of the Company.

•
To balance the portfolio among Portfolio Hedge Fund Managers who have proven track records as well as with emerging Portfolio Hedge Fund Managers who show potential to become the “Star of Tomorrow.” The Adviser seeks to achieve stability in the portfolio by making “anchor” investments with established Portfolio Hedge Fund Managers who have previously demonstrated consistent investment returns and the ability to perform in different market cycles. The Adviser also intends to invest with Portfolio Hedge Fund Managers who are not yet well known by the greater investment community but who show talent and the ability to be nimble and adept at executing strategies that larger, more established Portfolio Hedge Fund Managers may no longer have the flexibility to pursue. The Adviser believes that smaller managers are more likely to contribute disproportionately positive returns because they can be nimble in their portfolio selection and investment management.

 THE MULTI-FUND CONCEPT

The multi-fund concept allows an investor to participate in the investment activities of a number of Portfolio Hedge Funds through a single investment.  The Adviser believes the advantages of such an investment include:

▪
Access to, and Selection of, Portfolio Hedge Fund Managers.  Because of the Adviser’s industry experience, it has greater and more meaningful access to Portfolio Hedge Fund Managers and detailed information regarding Portfolio Hedge Funds than may be available to the typical investment fund investor.  A principal role of the Adviser is to seek to use this experience to discover, evaluate and provide access to top quality Portfolio Hedge Fund Managers.

▪
Professional Evaluation of Portfolio Hedge Funds.  The Adviser conducts rigorous research and ongoing monitoring of each Portfolio Hedge Fund’s performance, consistency of approach and overall stability and suitability of their organizations, practices and back-office procedures.

▪
Portfolio Blending at Lower Levels of Investment.  The investor can obtain immediate access to a balanced portfolio of Portfolio Hedge Funds without the capital expense typically required to meet the minimum investment of each Portfolio Hedge Fund Manager or Portfolio Hedge Fund, and without requiring multiple subscription procedures.  Therefore, a relatively modest investment of $1 million in the Company may benefit from a degree of portfolio blending that could only be achieved by committing $30 million or more to direct investment in hedge funds.

▪
Risk/Reward Characteristics.  By investing across a range of investment styles with limited correlation, the Company’s portfolio-wide level of risk may be lowered without compromising the potential for achieving positive returns.  Different strategies, geographic allocations and trading techniques can respond differently to market movements, resulting in successful performance under certain market conditions, but less successful performance at other times.  A well-balanced portfolio of strategies may help to protect an investor from an unexpected market move.

▪
Simplified Administration and Reporting.  The Adviser conducts significant operational activities related to investing in multiple Portfolio Hedge Funds and provides comprehensive and timely reporting to investors.

There can be no assurance that the Company will achieve these advantages.  An investment in the Company is subject to substantial risks.  See “Risk Factors.”

 THE INVESTMENT STRATEGIES OF THE PORTFOLIO HEDGE FUNDS

The Adviser focuses on identifying Portfolio Hedge Fund Managers who have expertise in specific sectors or geographies within the financial markets, primarily focusing on the following areas:

•	The U.S. financial markets
•	Equity and equity-related securities
•	Debt of companies undergoing turmoil or distress
•	Opportunistic value situations on a global basis
•	Arbitrage opportunities

Although assets may be allocated among Portfolio Hedge Fund Managers employing a variety of investment styles and strategies, for the most part the Adviser seeks Portfolio Hedge Fund Managers who utilize sound underlying investment approaches, rather than those who seek to magnify returns through the use of borrowed money and increased risk (though borrowing and speculative strategies may be present).  Typically, the investment process employed by Portfolio Hedge Fund Managers will emphasize deep fundamental research into companies and sectors.  The Portfolio Hedge Fund Managers will use this research to invest in securities of companies they deem to be attractively valued or expect to achieve significant positive results and to sell short securities of companies they deem to be unattractively valued or expect to achieve significant negative results.  It is expected that an Portfolio Hedge Fund will adjust its portfolio based on the Portfolio Hedge Fund Manager’s view of the market environment in an attempt to profit when markets rise and protect capital when markets decline.

Investment strategies employed by the Portfolio Hedge Funds include, among other things, investing and trading both long and short in equity and/or fixed income securities, including securities for which there is no ready market or very limited liquidity, and/or derivatives.  Portfolio Hedge Fund Managers may utilize hedging and leveraging techniques, such as short selling, securities borrowing and lending and borrowing on margin.  While the use of hedging techniques may reduce the potential loss in some market environments, their use may tend to restrain maximum capital growth in other market environments.  Conversely, the use of leveraging techniques can be expected to increase the volatility of the Portfolio Hedge Fund’s net asset value.

The types of financial instruments in which Portfolio Hedge Fund Managers may invest are not restricted.  In implementing their investment strategy, Portfolio Hedge Fund Managers may invest in many different kinds of financial instruments including purchasing and selling puts, calls and other option instruments to supplement their hedging and leveraging activities.

ALLOCATION TO PORTFOLIO HEDGE FUNDS

           Although the Company is considered a non-diversified company under the 1940 Act and may thus concentrate its assets in fewer issuers than a fund that is organized as a “diversified” fund under the 1940 Act, the Adviser endeavors to maintain for the Company a balanced portfolio of Portfolio Hedge Funds.  The Company’s portfolio provides exposure across geographical areas, investment styles and strategies.  The Adviser targets a portfolio of 10 to 30 Portfolio Hedge Funds, but may from time to time, at its discretion, increase or reduce the number of Portfolio Hedge Funds to which it allocates assets.  Portfolio Hedge Funds may be added or removed by the Adviser at any time.

           As described below, the Portfolio Hedge Funds will be identified and monitored on an on-going basis by the proprietary quantitative and qualitative methodology developed by the Adviser.  The Adviser will invest with those Portfolio Hedge Fund Managers that the Adviser considers to be among the best and/or most promising in their respective area of specialization.  Portfolio Hedge Funds may be added or removed by the Adviser at any time, and the Company’s capital may be dynamically allocated in response to performance results.  The Company seeks to provide investors the opportunity to capture the attractive returns offered by these Portfolio Hedge Fund Managers with reduced levels of volatility and risk relative to that which their Portfolio Hedge Funds may individually experience.

           The Adviser believes that the Company’s portfolio should be sufficiently balanced so that no single event will cause irreparable damage to the Company’s long-term return, and yet provide sufficient exposure to individual Portfolio Hedge Funds so that strong performance by any single Portfolio Hedge Fund will not be overly dampened.  By investing with a variety of Portfolio Hedge Fund Managers who have each shown promise in their particular areas, the Adviser believes that the Company can benefit from market trends in any one of these areas and achieve above-average performance over a medium-term investment horizon.

While the Adviser intends to invest all of the Company’s assets among the Portfolio Hedge Funds it selects, investments may be made at sub-optimal times or in sub-optimal allocations due to differences in subscription intervals and minimum investment requirements of the Portfolio Hedge Funds.  Furthermore, certain Portfolio Hedge Fund Managers may limit the size of their funds, which in turn may impair the Company’s ability to invest in a particular Portfolio Hedge Fund at any given time.

 IDENTIFICATION AND SELECTION OF PORTFOLIO HEDGE FUNDS

The Adviser employs its proprietary methodology to identify, select and monitor Portfolio Hedge Funds.  The Adviser quantitatively evaluates past performance, risk, volatility, statistical correlation of returns and other investment criteria and uses its qualitative judgment based on direct personal interviews and observation as well as market research and reference checks.

           Decisions are based on extensive research.  The cornerstone of the Adviser’s research philosophy is its recognition that qualitative factors are as critical to evaluating investment results as quantitative analysis.  Accordingly, the Adviser allocates considerable time to interviews and direct discussion with Portfolio Hedge Fund Managers and their staff.  These meetings give the Adviser the opportunity to analyze first-hand the investment strategy and outlook of a Portfolio Hedge Fund Manager, and to assess its attitude to risk and risk control.  These factors are taken into account in the selection process, as are the Portfolio Hedge Fund Manager’s reputation and experience, and the strength of its internal controls and administration.

           The Adviser conducts preliminary interviews to determine the style, approach and results of the Portfolio Hedge Fund Managers and to better understand their motivational factors.  The Adviser primarily looks for Portfolio Hedge Fund Managers:

•      Whose goals include preservation of capital, and who avoid extraordinary risks;
•      Who benefit from strong professional and educational backgrounds;
•      Who demonstrate high ethical standards;
•      Who have a history of making money for themselves and others; and
•      Who invest their own capital in their investment strategy.

If, after the preliminary screening, a Portfolio Hedge Fund Manager’s profile appears appropriate, the Adviser conducts a more thorough review, which generally includes on-site visits, portfolio analysis and reference checking.  The final selection of Portfolio Hedge Fund Managers depends not only on the strength of each particular Portfolio Hedge Fund Manager, but also on how well the Adviser believes that a Portfolio Hedge Fund Manager’s strategy will complement the rest of the Company’s portfolio.

Portfolio Construction

Conventional registered investment companies, such as mutual funds, generally are subject to significant regulatory restrictions in designing their own investment strategies relating to the use of leverage and the ability to sell securities short.  Private, unregistered investment funds, however, are not subject to many of these limitations.  The Adviser believes that the Company’s strategy of investing primarily in these types of investment funds creates opportunities to participate in alternative methods of investing that may earn attractive risk-adjusted returns.

The Company is a multi-strategy, non-traditional investment fund that will allocate its assets primarily to a variety of Portfolio Hedge Funds.  The Adviser selects Portfolio Hedge Fund Managers to manage the Company’s capital, and is responsible for determining the amount of assets to be allocated to each Portfolio Hedge Fund Manager and for reallocating assets among new and existing Portfolio Hedge Fund Managers.

The Adviser believes a portfolio of Portfolio Hedge Funds can be assembled that capitalizes on both the potential lack of correlation among many Portfolio Hedge Funds and the lack of correlation between some alternative investment strategies and conventional long-only equity and fixed income strategies.  A portfolio of alternative investment strategies may therefore produce capital appreciation more consistently and with less volatility than would most individual conventional or alternative investment strategies.

The Adviser will allocate the Company’s assets to Portfolio Hedge Funds that pursue one or more of a variety of strategies.  The Adviser will generally focus on Portfolio Hedge Funds that predominately implement discrete strategies, so that the Adviser can seek to monitor the Company’s exposure to various strategies.  Most Portfolio Hedge Funds, however, have the flexibility to pursue different strategies without prior notice.

The Adviser believes it is prudent for the Company generally to invest in these strategies through Portfolio Hedge Funds organized as limited partnerships or other limited liability investment vehicles.  This structure limits the effect that losses incurred by any one Portfolio Hedge Fund will have on the assets of the Company by limiting the Company’s amount at risk to the amount invested in that Portfolio Hedge Fund.  In certain circumstances the Adviser believes that it may be appropriate to gain investment exposure to certain Portfolio Hedge Funds by entering into derivative transactions, such as total return swaps, options and forwards.  See “Risk Factors—Strategy Related Risks—Derivatives—Options and Futures—Swap Agreements.”

The Adviser selects opportunistically from a wide range of Portfolio Hedge Funds in order to create a broad-based portfolio of such Portfolio Hedge Funds while seeking to invest in compelling investment strategies and with promising Portfolio Hedge Fund Managers at optimal times.  The Adviser does not intend to invest the assets of the Company according to pre-determined allocations.

The Adviser provides active ongoing portfolio management to the Company and conducts regular reviews of profit and loss at the Company level, Portfolio Hedge Fund level and, where appropriate, trading strategy level.  The Adviser also regularly monitors compliance with the Company’s risk limits.  On a monthly basis, or more frequently if conditions warrant, the Adviser will consider rebalancing the portfolio of the Company to maintain what it considers to be the appropriate mix of trading styles and investment strategies given its prevailing market views.

Subject to the “Asset Coverage Requirements” of the 1940 Act, the Adviser may cause the Company to employ leverage in order to fund repurchases of Shares or for other purposes.  This is in addition to the leverage used by individual Portfolio Hedge Funds.  Leverage, whether employed by the Company or its underlying Portfolio Hedge Funds, has the effect of increasing returns or losses, as well as volatility.  The Adviser may increase or decrease the degree of leverage employed by the Company at any time, but will have no control over leverage employed by a Portfolio Hedge Fund other than with respect to any predetermined leverage limits that may have been agreed to by the Portfolio Hedge Fund.  See “Risk Factors.”

The Adviser intends to allocate the assets of the Company to Portfolio Hedge Funds following a wide variety of investment strategies, resulting in an asset mix held by the Portfolio Hedge Funds that may from time to time include, without limitation, currencies, commodity futures and options (subject to limitations described elsewhere in this Prospectus), non-U.S. dollar denominated instruments, short-term instruments (including U.S. Treasury securities and certificates of deposit), sovereign debt, public and privately placed (unlisted) equity, equity-related and debt securities of U.S. and non-U.S. corporations, and investments in other investment funds.

The Adviser allocates assets of the Company among Portfolio Hedge Funds that, in its view, represent attractive investment opportunities in relation to the specific investment objective of the Company.  On a monthly basis, the Adviser will consider rebalancing the portfolio of the Company to maintain what it considers to be the appropriate mix of trading styles and investment strategies given its prevailing market views.  There is no guarantee that any given Portfolio Hedge Fund will accept additional allocations of capital by the Company at the time the Company wishes to make such an additional allocation or at any time thereafter.  Furthermore, any Portfolio Hedge Fund may return the Company’s capital in whole or in part without the Company’s consent (as a result of the Fund’s liquidation or other compulsory redemption).

The Adviser believes it is important to maintain a broad-based portfolio in order to reduce the effect on the Company of losses or poor returns by one or more Portfolio Hedge Funds.  There is no guarantee, however, that the Company will be able to avoid substantial losses due to poor returns by one or more Portfolio Hedge Funds.  The Adviser will typically endeavor to limit the exposure to any one type of investment strategy to less than 50% of the Company’s net assets (measured over time and subject to underlying Portfolio Hedge Funds’ liquidity constraints) and will limit investments in any one Portfolio Hedge Fund to less than 10% of the Company’s net assets (measured at the time of purchase).

For purposes of the Company’s investment restrictions and its investment limitations under the 1940 Act, the Company will “look through” to the underlying investments of its managed accounts (if any) and of Portfolio Hedge Funds it creates to facilitate the management of its assets by a Portfolio Hedge Fund Manager (if any).  The trading and investment activity of other Portfolio Hedge Funds in which the Company invests, however, are not subject to the Company’s investment restrictions and, unless registered under the 1940 Act, generally are not subject to any investment limitations under the 1940 Act or the Code.  The Company may invest temporarily in high quality fixed income securities, money market instruments and money market funds or may hold cash or other cash equivalents pending the investment of assets in Portfolio Hedge Funds or to maintain the liquidity necessary to effect repurchases of Shares or for other purposes.

Risk Management and Monitoring of Investments

As noted above, unregistered investment funds typically have greater flexibility than conventional registered investment companies as to the types of securities unregistered funds may hold, the types of trading strategies they may use, and, in some cases, the extent to which they utilize leverage.  The Portfolio Hedge Fund Managers selected by the Company will have full discretion, without the Company’s input, to purchase and sell securities and other investments for their respective Portfolio Hedge Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents of the Portfolio Hedge Funds.  The Portfolio Hedge Funds generally are not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S. (including emerging markets), large capitalization or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis.  These Portfolio Hedge Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques for both hedging and non-hedging purposes.  The Portfolio Hedge Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions.  The use of one or more of these techniques may be an integral part of the investment program of a Portfolio Hedge Fund and involves certain risks.  See “Risk Factors.”

The Adviser employs an ongoing risk management process.  Risk management with respect to portfolio construction will seek to achieve balance across trading styles and investment strategies, asset classes and markets.  The Adviser’s regular risk management review includes:  (i) at a minimum, a monthly review of profit and loss reports and risk profiles for each Portfolio Hedge Fund Manager; (ii) ongoing quantitative and qualitative monitoring of Portfolio Hedge Fund Managers; and (iii) monitoring of drawdown (loss) levels.

No risk-management process is fail-safe, and no assurance can be given that the Adviser’s risk management process will achieve its objective.  From time to time, the Adviser may modify or change its risk management system.

The Adviser seeks to monitor the operations and performance of a Portfolio Hedge Fund as frequently as the Adviser believes is appropriate in light of the investment strategy followed by the Portfolio Hedge Fund Manager and prevailing market conditions.  Although independently verifiable information about a Portfolio Hedge Fund’s operations and performance may not be available on more than an annual basis, the Adviser regularly intends to solicit such information from the Portfolio Hedge Fund Managers and other sources as the Adviser deems necessary to properly assess the relative success or failure of each Portfolio Hedge Fund; there can be no assurance that the Adviser will be successful in obtaining any such information.  In this regard, the Adviser in many cases seeks to negotiate arrangements that provide for regular reporting of performance and portfolio data by the Portfolio Hedge Funds.  (The inability to negotiate any such arrangement with a specific Portfolio Hedge Fund will not, however, prevent the Adviser from considering that Portfolio Hedge Fund for investment by the Company.)  Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be monitored, as appropriate and to the extent the information is available to the Adviser.

Based on the Adviser’s assessment of factors such as (i) the degree to which the Portfolio Hedge Fund Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether and to what degree the focus, incentives and investment strategy of the Portfolio Hedge Fund Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objective of the Company in light of changing market conditions or otherwise, the Adviser periodically will adjust allocations of the Company’s assets among Portfolio Hedge Funds.  Rebalancing of the Company’s portfolio generally will be considered on a monthly basis.  The Company may, however, reduce its investment in a Portfolio Hedge Fund only as permitted by the governing documents of the Portfolio Hedge Fund (or in such negotiated “side letter” or similar arrangements as the Adviser may be able to enter into with the Portfolio Hedge Fund on behalf of the Company), which may limit significantly the timing or size of permitted withdrawals or redemptions.

The investment program of the Company is speculative and entails substantial risks.  No assurance can be given that the investment objective of the Company will be achieved or that substantial losses will not be incurred.  In fact, certain investment practices to be employed by the Portfolio Hedge Fund Managers can, in some circumstances, substantially increase any adverse impact on the Company’s investment portfolio.  See “Risk Factors.”

 RISK FACTORS

General

The value of the Company’s total net assets fluctuates in response to fluctuations in the value of the Portfolio Hedge Funds in which the Company invests, and the Company could sustain substantial losses.  An investment in the Company should only be made by investors who have sufficient capital to sustain the loss of their entire investment in the Company.  Because the Company intends to invest substantially all of its assets in Portfolio Hedge Funds, risks described below in respect of Portfolio Hedge Funds create corresponding risk to the Company.

Strategy Related Risks

Discussed below are certain of the investment strategies expected to be employed by Portfolio Hedge Funds and the principal risks that the Adviser believes are associated with those strategies.  These risks will, in turn, have an effect on the Company.

Long/Short Equity.  Since a long/short equity strategy involves identifying securities that are generally “undervalued” (or, in the case of short positions, overvalued) by the marketplace, the success of the strategy necessarily depends upon the market eventually recognizing such value in the price of the security, which may not necessarily occur, or may occur over extended time frames that limit profitability.  Positions may undergo significant short-term declines and experience considerable price volatility during these periods.  In addition, long and short positions may or may not be correlated to each other.  If the long and short positions are not correlated, it is possible to have investment losses in both the long and short sides of the portfolio.  A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss (see “Other Strategy Risks - Short Sales”).

Distressed Securities.  Portfolio Hedge Funds may invest in equity and debt securities of U.S. and non-U.S. issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings.  Investments of this type should be considered speculative, as they involve substantial financial and business risks that can result in substantial or at times even total losses.  Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers.  Such investments also may be adversely affected by U.S. state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and the U.S. Bankruptcy Court’s power to disallow, reduce, subordinate, or disenfranchise particular claims.  The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets.  It may take a number of years for the market price of such securities to reflect their intrinsic value.  In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (for example, due to failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Hedge Fund of the security in respect to which such distribution was made.

Merger Arbitrage.  Merger arbitrage investments often incur significant losses when anticipated merger or acquisition transactions are not consummated.  There is typically “asymmetry” in the risk-reward profile of mergers – the losses that can occur in the event of deal break-ups often far exceed the gains to be had if deals close successfully.  The consummation of mergers, tender offers and exchange offers can be prevented or delayed by a variety of factors, including:  (i) regulatory and antitrust restrictions; (ii) political motivations; (iii) industry weakness; (iv) stock specific events; and (v) failed financings.  Merger arbitrage positions are also subject to the risk of overall market movements.  To the extent that a general increase or decline in equity values affects the stocks involved in a merger arbitrage position differently, the position may be exposed to loss.  Finally, merger arbitrage strategies depend for success on the overall volume of merger activity, which has historically been cyclical in nature.  During periods when merger activity is low, it may be difficult or impossible to identify opportunities for profit or to identify a sufficient number of such opportunities to provide balance among potential merger transactions.

Convertible Arbitrage.  The success of the investment activities of a Portfolio Hedge Fund Manager involved in convertible arbitrage will depend on the manager’s ability to identify and exploit price discrepancies in the market.  Identification and exploitation of the market opportunities involve uncertainty.  No assurance can be given that a Portfolio Hedge Fund Manager will be able to locate investment opportunities or to correctly exploit price discrepancies.  A reduction in the pricing inefficiency of the markets in which such manager will seek to invest will reduce the scope for the manager’s investment strategies.  In the event that the perceived mispricings underlying a Portfolio Hedge Fund Manager’s positions fail to materialize as expected by the manager, the positions could incur a loss.

The price of a convertible bond, like other bonds, changes inversely to changes in interest rates.  Hence, increases in interest rates could result in a loss on a position to the extent that the equity attributable to the short position often entered into by these Portfolio Hedge Fund Managers does not correspondingly depreciate in value.  While Portfolio Hedge Fund Managers may seek to hedge interest rate risk via interest rate swaps and investments in U.S. Treasury securities, residual interest rate risk would adversely affect the portfolio.  The price of convertible bonds is also sensitive to the perceived credit quality of the issuer.  Convertible securities purchased by Portfolio Hedge Fund Managers will decline in value if there is a deterioration in the perceived credit quality of the issuer or a widening of credit spreads, and this decline in value may not be offset by gains on the corresponding short equity position.

Global Macro.  Global macro strategies include both directional trading and relative value approaches to what are generally short-term allocations of capital.  Portfolio Hedge Fund Managers utilizing a directional trading approach will take unhedged long or short positions in various markets.  Such unhedged investments may expose the Company to full market risk and are subject to substantial losses.  The use of a relative value approach is also subject to the risk of substantial losses because of imperfect correlation of a Portfolio Hedge Fund Manager’s portfolio of long and short positions.

Statistical Arbitrage.  The success of the investment activities of a Portfolio Hedge Fund Manager employing statistical arbitrage is heavily dependent on the mathematical models used by the Portfolio Hedge Fund Manager in seeking to exploit short-term and long-term relationships among stock prices and volatility.  Models that have been formulated on the basis of past market data may not be predictive of future price movements.  The Portfolio Hedge Fund Manager may select models that are not well-suited to prevailing market conditions.  Furthermore, the effectiveness of such models tends to deteriorate over time as more traders seek to exploit the same market inefficiencies through the use of similar models.  In addition, in the event of static market conditions, statistical arbitrage strategies are less likely to be able to generate significant profit opportunities from price divergences between long and short positions than in more volatile environments.

Equity Market Neutral.  A market neutral strategy requires both a long and short position.  To the extent a Portfolio Hedge Fund Manager is unable to maintain a balanced position because of trade execution delays, forced liquidations of short or leveraged positions due to losses or failure to “match” long and short positions, the strategy will not be market neutral.  In addition, to the extent that long and short positions are not matched by industry sectors, a sector-wide but not market-wide price move may result in market, as opposed to stock selection, losses.  Unusual events specific to a particular company that cause sudden changes in the company’s share valuation may also adversely affect historical price relationships between stocks, leading to losses when relying on the strategy.

Fixed Income Arbitrage.  Fixed income arbitrage strategies generally involve spreads between two or more positions.  To the extent the price relationships between such positions remain constant, no gain or loss on the position will occur.  Such positions do, however, entail a substantial risk that the price differential could change unfavorably, causing a loss to the spread position.  Substantial risks are involved in trading in U.S. and non-U.S. government securities, corporate securities, investment company securities, mortgage-backed and asset-backed securities, futures and options, rate caps, rate swaps and the various other financial instruments and investments that fixed income arbitrage strategies may trade.  Substantial risks are also involved in borrowing and lending against such investments.  The prices of these investments can be volatile, market movements are difficult to predict, and financing sources and related interest and exchange rates are subject to rapid change.  Certain corporate, asset-backed and mortgage-backed securities may be subordinated (and thus exposed to the first level of default risk) or otherwise subject to substantial credit risks.  Government policies, especially those of the Federal Reserve Board and foreign central banks, have profound effects on interest and exchange rates that, in turn, affect prices in areas of the investment and trading activities of fixed income arbitrage strategies.  Many other unforeseeable events, including actions by various government agencies and domestic and international political events, may cause sharp market fluctuations.

Portfolio Hedge Fund Managers’ Performance Compensation Based on Unrealized as Well as Realized Gains.  The Portfolio Hedge Fund Managers’ incentive compensation will be based on unrealized as well as realized gains.  There can be no assurance that such gains will, in fact, ever be recognized.  Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision.

A Portfolio Hedge Fund Manager will receive any performance compensation to which it is entitled, irrespective of the performance of the other Portfolio Hedge Funds and the Company generally.  Thus, a Portfolio Hedge Fund Manager with positive performance may receive performance compensation from the Company, as an investor in an underlying Portfolio Hedge Fund, and indirectly from the Company’s investors, even if the Company’s overall returns are negative.  Investment decisions for the Portfolio Hedge Funds are made by the Portfolio Hedge Fund Managers independently of each other.  Consequently, at any particular time, one Portfolio Hedge Fund may be purchasing interests in an issuer that at the same time are being sold by another Portfolio Hedge Fund.  Investing by Portfolio Hedge Funds in this manner could cause the Company to incur certain transaction costs without accomplishing any net investment result.

Regulation

Absence of Regulation.  The Portfolio Hedge Funds generally will not be registered as investment companies under the 1940 Act and the Company, as an investor in these Portfolio Hedge Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.

Recent Market Events and Government Regulation.  Beginning in September 2008, world financial markets experienced extraordinary market conditions, including, among other things, extreme losses and volatility in securities markets, financial institution failures and default, the failure of credit markets to function and large financial frauds.

Following these severe global market conditions, governmental  authorities agencies, and representatives around the world have called for financial system and participant regulatory reform, including additional regulation of investment funds (such as the Portfolio Hedge Funds) and their managers and activities, including more stringent registration, compliance and risk management requirements, restrictions on certain types of trading (such as equity short sales), the provision and use of leverage, implementation of capital, books and records, reporting, and disclosure requirements (including in respect of leverage ratios, risk indicators, short sales, etc.), and regulation of certain over the-counter trading activity (such as the clearing of certain credit default and other swaps).  Numerous studies and reports have attempted to determine whether (and how) such investment fund activities have contributed to market and financial system instability.  Regulatory reform legislation, often of a broad-based nature, has been approved or introduced in a number of major financial markets, and more is anticipated.

Future Changes in Applicable Law.  The ability of the Portfolio Hedge Funds, and, by extension, the Company, to implement their investment program and conduct their operations, is based on laws and regulations which are subject to change through legislative, judicial or administrative action.  Future legislative, judicial or administrative action could adversely affect the ability of the Portfolio Hedge Funds and the Company to implement their investment program and conduct their operations.  Effective March 30, 2012, U.S. federal legislation will generally require investment managers of private funds to register with the SEC and impose certain reporting and other public disclosure requirements with respect to private funds.  Enactment of this legislation could have an adverse effect on the private fund industry generally and on the Portfolio Hedge Funds specifically.  Although the Company itself is already registered with the SEC, adverse effects on the private fund industry generally can be expected to have an adverse effect on the Company because the Company’s investment program contemplates that the Portfolio Hedge Funds are primarily private funds.  Adverse effects may include, among other things, higher expenses, adverse effect on performance due to public transparency of certain proprietary information such as trading strategies, a potentially smaller universe over time of Portfolio Hedge Funds that would accept a U.S. investor like the Company, or constraints on certain trading strategies of Portfolio Hedge Funds such as those involving derivatives.  The Volcker Rule may restrict bank and bank affiliates from investing in hedge funds, which may adversely affect the Portfolio Hedge Funds.  In addition, legislation was introduced (and last year passed in the House) that would change the tax treatment of incentive allocations (or “carried interest”), treating a gradually increasing percentage of such allocations as ordinary income, which could result in a change in the availability of appropriate investments or in the fee structures of investment funds.  It cannot be predicted whether such legislation (or similar legislation) will become law or whether such legislation would have any impact on an investment in the Company.

Other Strategy Related Risks

General Economic and Market Conditions.  The success of the Company’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances.  These factors may affect the level and volatility of security prices and liquidity of the Company’s investments.  Unexpected volatility or illiquidity could impair the Company’s profitability or result in its suffering losses.

Highly Volatile Markets.  The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile.  Price movements of forward, futures and other derivative contracts in which a Portfolio Hedge Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options.  Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  A Portfolio Hedge Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

Investments by the Portfolio Hedge Funds in corporate equity and debt securities, whether publicly traded or privately placed, are subject to inherent market risks and fluctuations as a result of company earnings, economic conditions and other factors beyond the control of the Portfolio Hedge Fund Manager.  The public equity markets have in the recent past experienced significant price volatility, especially in the technology sector.

Lack of Diversification.  To the extent that the portfolio of a Portfolio Hedge Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk associated with any investment decision made by its Portfolio Hedge Fund Manager is increased.

Equity Securities.  Portfolio Hedge Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers.  Portfolio Hedge Funds also may invest in depositary receipts or shares relating to non-U.S. securities.  See “Non-U.S. Securities.”  Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced.  Portfolio Hedge Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro-cap companies.  See “Smaller Capitalization Issuers.”

Bonds and Other Fixed Income Securities.  Portfolio Hedge Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities.  Portfolio Hedge Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity.  Fixed income securities include, among other securities:  bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) or by a non-U.S. government (often referred to as “sovereign debt”); municipal securities; and mortgage-backed and asset-backed securities.  These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations.  Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).  In particular, the current U.S. “debt ceiling” crisis of 2011 has resulted in speculation about a possible downgrade in the rating of U.S. Government securities and the potential for default by the U.S. Government on such securities, either of which would be likely to have widespread negative consequences for the global economy as well as for the investment activities of the Portfolio Hedge Funds and the Company.

Portfolio Hedge Funds may invest in both investment grade and non-investment grade (commonly referred to as junk bonds) debt securities.  Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default.  Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities.  An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default.  In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Non-U.S. Securities.  Portfolio Hedge Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares (collectively known as “ADRs”), which represent indirect interests in securities of non-U.S. issuers.  Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary.  Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities.  As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature.  Non-U.S. securities in which Portfolio Hedge Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets.  Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States.  These risks include:  varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries.  Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated.  Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies.  A decline in the exchange rate would reduce the value of certain of a Portfolio Hedge Fund’s foreign currency denominated portfolio securities irrespective of the performance of the underlying investment.  A Portfolio Hedge Fund may also incur costs in connection with conversion between various currencies.

The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries.  Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

A Portfolio Hedge Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging and non-hedging purposes in pursuing its investment objective.  Forward contracts are transactions involving a Portfolio Hedge Fund’s obligation to purchase or sell a specific currency at a future date at a specified price.  Forward contracts may be used by a Portfolio Hedge Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when a Portfolio Hedge Fund anticipates purchasing or selling a non-U.S. security.  This technique would allow the Portfolio Hedge Fund to “lock in” the U.S. dollar price of the security.  Forward contracts may also be used to attempt to protect the value of a Portfolio Hedge Fund’s existing holdings of non-U.S. securities.  Imperfect correlation may exist, however, between a Portfolio Hedge Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to those holdings.  Forward contracts may be used for non-hedging purposes in seeking to meet a Portfolio Hedge Fund’s investment objective, such as when the Adviser of a Portfolio Hedge Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Portfolio Hedge Fund’s investment portfolio.  Generally, Portfolio Hedge Funds are subject to no requirement that they hedge all or any portion of their exposure to foreign currency risks, and there can be no assurance that hedging techniques will be successful if used.

Smaller Capitalization Issuers.  Portfolio Hedge Funds may invest in smaller capitalization companies, including micro-cap companies.  Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies.  The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects.  In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Non-Diversified Status.  The Company is a “non-diversified” investment company for purposes of the 1940 Act, which means that the Company is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer.  The Company’s net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such diversification standards.  The Adviser, however, will not allocate more than 10% of the Company’s net assets (measured at the time of investment) to any Portfolio Hedge Fund.  The Adviser believes that this approach will help to reduce the Company’s overall investment risk.

Leverage.  Some or all of the Portfolio Hedge Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks (i.e., through credit facilities, lines of credit, or other margin or borrowing arrangements) for investment purposes.  Use of leverage in this manner is speculative and involves certain risks.  The Company may borrow money in connection with its investment activities, for cash management purposes, to fund the repurchase of Shares or for temporary or emergency purposes.  Although not currently anticipated, the Company may from time to time, for tax compliance reasons, enter into a line of credit in order to make purchases of U.S. Government securities.  In general, the use of leverage by Portfolio Hedge Funds or the Company will increase the volatility of the Portfolio Hedge Funds or the Company.

Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value.  Borrowings to purchase equity securities typically will be secured by the pledge of those securities.  The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions.  Although leverage will increase investment return if a Portfolio Hedge Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return of a Portfolio Hedge Fund if the Portfolio Hedge Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds.  The use of leverage will in this way magnify the volatility of changes in the value of investments held by the Portfolio Hedge Funds.  In the event that a Portfolio Hedge Fund’s equity or debt instruments decline in value, the Portfolio Hedge Fund could be subject to a “margin call” or “collateral call,” under which the Portfolio Hedge Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value.  In the event of a sudden, precipitous drop in value of a Portfolio Hedge Fund’s assets, the Portfolio Hedge Fund might not be able to liquidate assets quickly enough to pay off its borrowing.  Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased.  The Portfolio Hedge Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness or upon its payment of a distribution (the “Asset Coverage Requirement”).  This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness).  In applying this limit to the Company, the Company will take into account the net asset value of its interest in hedge funds and other pooled investment vehicles but not any debt incurred by such vehicles.  The Company will take into account the assets and debt in a Portfolio Hedge Fund.  Accordingly, the Company’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Hedge Funds and the volatility of the value of Shares may be correspondingly increased.  Under the 1940 Act, certain holders of senior securities would be provided with special rights, including voting rights, in the event that the Company failed to maintain asset coverage of 100% of indebtedness, including amounts borrowed, for a period exceeding twelve months.

In seeking leveraged market exposure in certain investments and in attempting to increase overall returns, a Portfolio Hedge Fund may purchase options and other synthetic instruments that do not constitute “indebtedness” for purposes of the Asset Coverage Requirement.  These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

Short Sales.  A Portfolio Hedge Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Portfolio Hedge Fund Manager believes possess volatility characteristics similar to those being hedged.  A Portfolio Hedge Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Portfolio Hedge Fund Manager’s view, the security is over-valued.  Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on a Portfolio Hedge Fund’s portfolio.  A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss.

No assurance can be given that securities necessary to cover a Portfolio Hedge Fund’s short position will be available for purchase.

Reverse Repurchase Agreements.  Reverse repurchase agreements involve a sale of a security by a Portfolio Hedge Fund to a bank or securities dealer and the Portfolio Hedge Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date.  These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio Hedge Fund.  Reverse repurchase transactions are a form of leverage that may increase the volatility of a Portfolio Hedge Fund’s investment portfolio.

Purchasing Initial Public Offerings.  The Portfolio Hedge Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete.  Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history of the issuer.  These factors may contribute to substantial price volatility for the shares of these companies.  The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Hedge Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices.  In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors.  Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income.

Special Investment Instruments and Techniques.  Portfolio Hedge Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Portfolio Hedge Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve a Portfolio Hedge Fund’s investment objective.  The Adviser, on behalf of the Company, also may use these special investment instruments and techniques for either hedging or non-hedging purposes.  These strategies may be executed through derivative transactions.  Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur.  Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives.  Some or all of the Portfolio Hedge Funds may invest in, or enter into, derivatives or derivatives transactions (“Derivatives”).  Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate.  Derivatives entered into by a Portfolio Hedge Fund can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular Derivative and the portfolio of the Portfolio Hedge Fund.  Derivatives permit a Portfolio Hedge Fund Manager to increase or decrease the level of risk of an investment portfolio, or change the character of the risk to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities.  Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential effect on performance of a Portfolio Hedge Fund.

If a Portfolio Hedge Fund invests in Derivatives at inopportune times or incorrectly judges market conditions, the investments may reduce the return of the Portfolio Hedge Fund or result in a loss.  A Portfolio Hedge Fund also could experience losses if Derivatives are poorly correlated with its other investments, or if the Portfolio Hedge Fund is unable to liquidate the position because of an illiquid secondary market.  The market for many Derivatives is, or suddenly can become, illiquid.  Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

Options and Futures.  Portfolio Hedge Funds may utilize options and futures contracts and so-called “synthetic” options or other Derivatives written by broker-dealers or other permissible financial intermediaries.  Options transactions may be effected on securities exchanges or in the over-the-counter market.  When options are purchased over-the-counter, the Portfolio Hedge Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract.  Options may also be illiquid and, in such cases, the Portfolio Hedge Fund may have difficulty closing out its position.  Over-the-counter options also may include options on baskets of specific securities.

Portfolio Hedge Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Portfolio Hedge Funds.  A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option.  A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option.  A covered call option is a call option with respect to which the seller of the option owns the underlying security.  The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security.  A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken.  The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

Portfolio Hedge Funds may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security.  In such a case, the Portfolio Hedge Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Portfolio Hedge Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States.  Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States.  Non-U.S. markets, however, may have greater risk potential than U.S. markets.  For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract.  In addition, any profits realized could be eliminated by adverse changes in the exchange rate, and the Company or a Portfolio Hedge Fund could incur losses as a result of those changes.  Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not.  Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.

Engaging in transactions in futures contracts involves risk of loss to the Portfolio Hedge Fund that could adversely affect the value of the Company’s net assets.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day.  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Hedge Fund to substantial losses.  Successful use of futures also is subject to the Portfolio Hedge Fund Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Positions of the Securities and Exchange Commission (“SEC”) and its staff may require the Portfolio Hedge Fund Manager to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity.  The segregation of these assets will have the effect of limiting the Portfolio Hedge Fund Manager’s ability otherwise to invest those assets.

Futures and related options transactions by the Company must constitute permissible transactions pursuant to regulations promulgated by the CFTC.  The Adviser is relying on CFTC Rule 4.5 with respect to its operation of the Company and, accordingly, is not subject to registration or regulation as a commodity pool operator with respect to its operation of the Company.  Pursuant to regulations and/or published positions of the SEC, the Company may be required to segregate cash or liquid securities in connection with its futures transactions (if any) in an amount generally equal to the entire value of the underlying security.  In addition, the CFTC has proposed amendments to Rule 4.5 that could limit the scope or nature of the Company’s commodities and futures activities in order for the Adviser to continue to rely on the Rule 4.5 exemption.  It is possible that these proposed new limits may be measured on a “look through” basis to the commodities and futures activities of the Portfolio Hedge Funds in which the Company may invest.  It is also possible that these limits may be applied to transactions in other types of derivatives, such as swaps.  The Rule 4.5 amendments, if adopted and interpreted by the CFTC as just described, could materially constrain the ability of the Company to invest in many types of hedge funds.  Registration with the CFTC also could be an option under those circumstances but can be expected to limit at least some activities of the Company and increase its operating expenses.

Call and Put Options on Securities Indices.  A Portfolio Hedge Fund may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Portfolio Hedge Fund.  A stock index fluctuates with changes in the market values of the stocks included in the index.  Successful use of options on stock indices will be subject to a Portfolio Hedge Fund Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights.  Warrants are Derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities.  Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company.  Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer.  Warrants and rights may be considered more speculative than certain other types of equity-like securities.  In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements.  A Portfolio Hedge Fund may enter into equity, interest rate, index and currency rate swap agreements.  These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Portfolio Hedge Fund had invested directly in the asset that yielded the desired return.  Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or

“swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by a Portfolio Hedge Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.”  Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  The risk of loss with respect to swaps is limited to the net amount of interest payments that the Portfolio Hedge Fund is contractually obligated to make.  If the other party to a swap defaults, the Portfolio Hedge Fund’s risk of loss consists of the net amount of payments that the Portfolio Hedge Fund contractually is entitled to receive.

Lending Portfolio Securities.  Portfolio Hedge Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions.  The lending Portfolio Hedge Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Portfolio Hedge Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral.  A substitute dividend payment received in a stock lending transaction will not qualify for the preferential tax rates for non-corporate taxpayers that is otherwise available on certain dividends.  In connection with any such transaction, the Portfolio Hedge Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.  A Portfolio Hedge Fund might experience loss if the institution with which the Portfolio Hedge Fund has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Hedge Fund.

When-Issued and Forward Commitment Securities.  Portfolios Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices.  These transactions involve a commitment to purchase or sell securities at a future date (ordinarily one or two months later).  The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date.  No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to their delivery.  When-issued securities and forward commitments may be sold prior to the settlement date.  Disposal of the right to acquire a when-issued security prior to its acquisition or disposal of the right to deliver or receive against a forward commitment may incur a gain or loss.  The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Portfolio Hedge Fund on a forward basis will not honor its purchase obligation.  In such cases, a Portfolio Hedge Fund may incur a loss.

Restricted and Illiquid Investments.  Although the Adviser anticipates that most Portfolio Hedge Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid.  Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

When registration is required to sell a security, a Portfolio Hedge Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio Hedge Fund may be permitted to sell a security under an effective registration statement.  If adverse market conditions developed during this period, a Portfolio Hedge Fund might obtain a less favorable price than the price that prevailed when the Portfolio Hedge Fund decided to sell.  Portfolio Hedge Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

The Company’s interests in Portfolio Hedge Funds are themselves illiquid and generally are subject to substantial restrictions with respect to redemptions or withdrawals and on transfer.  These restrictions may adversely affect the Company were it to have to sell or redeem those interests at an inopportune time.

In particular, a Company may invest its assets in Portfolio Hedge Funds that permit the advisers of such Portfolio Hedge Funds to designate certain portfolios as “special situation” (sometimes called “side-pocket”)

portfolios with additional redemption limitations.  Investors in these Portfolio Hedge Funds (including the Company) therefore could be required to hold their interests relating to such designated portfolios for an extended period of time, even after having redeemed all other interests in the particular Portfolio Hedge Fund.  The Company expects, however, that the portion of the Company’s interests in such side–pocket portfolios will not be significant.

Counterparty Credit Risk.  Many of the markets in which Portfolio Hedge Funds effect their transactions are “over-the-counter” or “interdealer” markets.  The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets.  To the extent a Portfolio Hedge Fund invests in swaps, Derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Portfolio Hedge Fund will take credit risk with regard to parties with which it trades and also may bear the risk of settlement default.  These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.  Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject a Portfolio Hedge Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem.  Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement.  The ability of a Portfolio Hedge Fund to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Portfolio Hedge Fund.

Management Risks

The Adviser.  The Company’s success depends on the ability of the Adviser to select successful Portfolio Hedge Fund Managers.  There can be no assurance that the Adviser will be able to do so.

Small Size of the Company.  The Company’s small size may adversely affect its performance.  The Company may be less able to negotiate favorable terms with Portfolio Hedge Funds.  During any period in which the Company has assets of less than $25 million, it may have limited or no ability to make new investments in Portfolio Hedge Funds that rely on certain provisions of the 1940 Act to avoid registration requirements.  During such periods, the Company may be more likely to hold cash or cash equivalents, to invest in exchange-traded funds, or otherwise invest in issuers other than Portfolio Hedge Funds.

Portfolio Hedge Fund Manager Misconduct or Bad Judgment.  The Adviser will have no, or only limited, access to information regarding the activities of Portfolio Hedge Fund Managers.  Furthermore, the Adviser cannot guarantee the accuracy or completeness of such information.  As a consequence, it will be difficult, if not impossible, for the Adviser to protect the Company from the risk of Portfolio Hedge Fund Manager fraud, misrepresentation or material strategy alteration.  Shareholders themselves will have no direct dealings or contractual relationships with the Portfolio Hedge Fund Managers.  Failure by a Portfolio Hedge Fund or a Portfolio Hedge Fund Manager to comply with applicable laws and regulations could result in losses to the Company.  In particular, the Securities and Exchange Commission has recently investigated several investment funds in connection with potential insider trading.  The performance of the Company could be adversely affected if a Portfolio Hedge Fund became the subject of such an investigation.

Performance Compensation.  Each Portfolio Hedge Fund Manager generally will be entitled to receive a performance fee of 15-20% of the net profits, with respect to the Portfolio Hedge Fund that it manages.  Performance-based fees or allocations may create an incentive for the Portfolio Hedge Fund Managers to make investments that are riskier or more speculative than those that might have been made in the absence of such arrangements.  In addition, because the performance-based fees or allocations are generally calculated on a basis that includes realized and unrealized appreciation, these allocations may be greater than if they were based solely on realized gains.

Reliance on Corporate Management and Financial Reporting.  Many of the strategies implemented by the Portfolio Hedge Funds rely on the financial information made available by the issuers in which the Portfolio Hedge Funds invest.  Portfolio Hedge Fund Managers generally have no ability to independently verify the financial information disseminated by the thousands of issuers in which the Portfolio Hedge Funds invest and are dependent upon the integrity of both the management of these issuers and the financial reporting process in general.  Recent events have demonstrated the material losses which investors can incur as a result of corporate mismanagement, fraud and accounting irregularities.

Loss of Portfolio Hedge Fund Manager Principals.  Certain Portfolio Hedge Fund Managers may have only one or a limited number of principals.  If the services of any of such principals became unavailable, a Portfolio Hedge Fund might sustain losses that would adversely affect the Company.

Market Participant Risk.  The institutions, including brokerage firms and banks, with which a Portfolio Hedge Fund trades or invests, may encounter financial difficulties that impair the operational capabilities or the capital position of such Portfolio Hedge Fund.  The Company will have no control whatsoever over the counterparties or brokers used by the Portfolio Hedge Funds.

Exchange-traded Funds; Other Investment Companies.  The Company may, from time to time, invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange-traded funds, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act and the rules and regulations thereunder and any exemptive relief therefrom.  The Company may invest in other investment companies to gain broad market exposure, including during periods when it is temporarily unable to invest in Portfolio Hedge Funds that the Adviser deems suitable, has large amounts of uninvested cash, or when the Adviser believes share prices of such investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, the Company will indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Company pays its service providers.

Company Structure

Portfolio Hedge Funds generally will not be registered as investment companies under the 1940 Act.  The Company, as an investor in Portfolio Hedge Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.  While the Adviser in many cases expects to obtain negotiated arrangements that provide for regular reporting of performance and portfolio data by Portfolio Hedge Funds, at times the only means of obtaining independent verification of performance data will be reviewing the Portfolio Hedge Fund’s annual audited financial statements.  Absent such negotiated arrangements (or as may otherwise be provided in the Portfolio Hedge Fund’s governing documents), Portfolio Hedge Funds are not contractually or otherwise obligated to inform their investors, including the Company, of details surrounding their investment strategies.  This means, for example, that if two or more of the Company’s Portfolio Hedge Funds were to invest significantly in the same company or industry, the Company’s investments could be “concentrated” in that company or industry without the Adviser having had the opportunity to assess the risks of such concentration.  A Portfolio Hedge Fund may use investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser.  The performance of the Company depends on the success of the Adviser in selecting Portfolio Hedge Funds for investment by the Company and the allocation and reallocation of the Company’s assets among those Funds.

Each Portfolio Hedge Fund Manager will receive any performance-based compensation to which it is entitled irrespective of the performance of the other Portfolio Hedge Fund Managers and the Company generally.  As a result, a Portfolio Hedge Fund Manager with positive performance will receive performance compensation from the Company, as an investor in the underlying Portfolio Hedge Fund, and indirectly from its Shareholders, even if the Company’s overall returns are negative.  Investment decisions of the Portfolio Hedge Funds are made by the Portfolio Hedge Fund Managers independently of each other so that, at any particular time, one Portfolio Hedge Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Portfolio Hedge Fund.  Transactions of this sort could result in the Company directly or indirectly incurring certain transaction costs without accomplishing any net investment result.  Because the Company may make additional investments in or withdrawals from Portfolio Hedge Funds only at certain times according to limitations set out in the governing documents of the Portfolio Hedge Funds (or in such negotiated “side letter” or similar arrangements as the Adviser may be able to enter into with the Portfolio Hedge Fund on behalf of the Company), the Company from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

For the Company to complete its tax reporting requirements and to provide an audited annual report to Shareholders, it must receive timely information from the Portfolio Hedge Funds to which it has allocated capital.  A Portfolio Hedge Fund delay in providing this information would delay the Company’s tax reporting to Shareholders and the delivery of the audited annual report for Shareholders.

Portfolio Hedge Funds may permit or require that redemptions of interests be made in kind.  Upon its withdrawal of all or a portion of its interest in a Portfolio Hedge Fund, the Company may receive securities that are illiquid or difficult to value.  In such a case, the Adviser would seek to cause the Company to dispose of these securities in a manner that is in the best interests of the Company.  The Company may not be able to withdraw from a Portfolio Hedge Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from a Portfolio Hedge Fund that may have poor performance or for other reasons.  The Company also may be subject to fees imposed on withdrawals from the Portfolio Hedge Funds, especially with respect to “early withdrawals” made within one year of its initial investment in a particular Portfolio Hedge Fund.

Portfolio Hedge Funds typically agree to indemnify their Portfolio Hedge Fund Managers and related parties from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the interests in the Portfolio Hedge Fund or operation of the Portfolio Hedge Fund.

Other risks that the Adviser believes are associated with the Company’s structure include:

Layering of Fees.  The Company is subject to a layering of fees, inasmuch as each Portfolio Hedge Fund Manager, as well as the Adviser, charges fees.  The combined effect of this double level of fees may have a material effect on performance over time.

Conflicts of Interest.  Certain inherent conflicts of interest may arise from the Adviser carrying on investment or other activities for itself and for clients.  The Adviser may engage in other business activities and manage the accounts of clients other than the Company and the investment strategy for such other clients may vary from that of the Company.  The Adviser will not be required to refrain from any other activity nor disgorge any profits from any such activity and will not be required to devote all or any particular part of its time and effort to the Company and its affairs.

Valuation.  The Company values its investments in Portfolio Hedge Funds, or its investments held in managed accounts (if any), at fair value in accordance with procedures established by the Board of Directors.  Under these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Portfolio Hedge Fund in accordance with the Portfolio Hedge Fund’s valuation policies and reported at the time of the Company’s valuation.  A Portfolio Hedge Fund Manager may face a conflict of interest with respect to these reported valuations as they will affect the Portfolio Hedge Fund Manager’s compensation.  In addition, the net asset values or other valuation information received by the Adviser from the Portfolio Hedge Funds will typically be “estimated” only, subject to revision through the end of each Portfolio Hedge Fund’s annual audit.

Revisions to the gain and loss calculations of each Portfolio Hedge Fund will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final as to a Portfolio Hedge Fund until its annual audit is completed.  Such revisions at the Portfolio Hedge Fund level, however, will not affect the Company’s previously determined net asset value and will not, for example, affect the value of Shares repurchased by the Company or purchased by investors prior to any such revision.  Rather, adjustment to the Company net asset value will be made only after the relevant revision at the Portfolio Hedge Fund level, and any such subsequently adjusted valuation will be entirely for the benefit of the holders of the outstanding Shares of the Company and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value per Share lower than the adjusted amount.  New Shareholders will be affected in a similar way, because the same principles apply to the purchase of Shares.  See “Net Asset Valuation.”

Limited Liquidity and Limited Availability of Portfolio Hedge Fund Investments.  Among the principal disadvantages and risks inherent in the Company’s fund of funds structure are the restrictions imposed on the Adviser’s asset allocation flexibility and risk control as a result of the limited liquidity of the Portfolio Hedge Funds, as well as their limited availability to accept investments from the Company.

The Company could be unable to withdraw its capital from a Portfolio Hedge Fund for some months despite major losses being incurred or after the Adviser has determined that the Portfolio Hedge Fund Manager operating such Portfolio Hedge Fund has deviated from its announced trading policies and strategy.  This may restrict the Adviser’s ability to reallocate the Company’s assets in a timely manner in response to changing market circumstances.

Furthermore, under certain circumstances, a Portfolio Hedge Fund may impose limitations on the Company’s ability to fully exercise its redemption rights by suspending redemptions, imposing “gates,” and/or by making distributions in-kind.  The latter half of 2008, together with 2009, witnessed an unprecedented, industry-wide increase in the number of hedge funds invoking these types of limitations, resulting in widespread instances in which hedge fund investors were unable to withdraw monies when desired.  In many cases, these limitations are ongoing, and no timetable has been offered as to when they will be lifted.  In some cases, it is expected that limitations on the right of redemptions will continue over a period of years.

Portfolio Hedge Fund Manager Changes.  Portfolio Hedge Fund Managers may be changed without advance notice to Shareholders, including between the time an investor subscribes and the time his subscription is invested in the Shares.  Investors will not be informed in advance of the allocations or reallocations of the Company’s assets among the different Portfolio Hedge Funds.

Portfolio Turnover.  Portfolio Hedge Funds are not generally restricted in effecting transactions by any limitation with regard to their respective portfolio turnover rates.  In light of the Portfolio Hedge Funds’ investment objectives and policies, it is likely that the portfolio turnover rates of a number of the Portfolio Hedge Funds may exceed 100% per annum, which will result in significant transaction costs for such Portfolio Hedge Funds and, therefore, the Company.

Ability to Invest Directly.  An investor in the Company meeting the eligibility conditions imposed by the Portfolio Hedge Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Company, could invest directly in the Portfolio Hedge Funds.  By investing in the Portfolio Hedge Funds indirectly through the Company, an investor bears a portion of the Adviser’s Management Fee and other expenses of the Company, and also indirectly bears a portion of the asset-based fees, performance compensation and other expenses borne by the Company as an investor in the Portfolio Hedge Funds.

Investments in Non-Voting Stock.  To the extent the Company holds a Portfolio Hedge Fund’s non-voting securities (or voting securities as to which voting rights have been waived), it will not be able to vote on matters that require the approval of the investors in the Portfolio Hedge Fund, including on matters that could adversely affect the Company’s investment in the Portfolio Hedge Fund.  The Company may invest without limit in such non-voting interests, and may do so for several reasons.  It is not uncommon for Portfolio Hedge Funds to offer only non-voting shares or shares having a limited ability to vote.  The Company also may, for regulatory reasons such as to avoid potential affiliation issues, limit the amount of voting securities it holds in any particular Portfolio Hedge Fund, and may as a result hold all or a substantial portion of its interests in non-voting form.  Such affiliation issues, should they arise, could be interpreted to restrict the Portfolio Hedge Fund from engaging in transactions with the Company and could limit the range of Portfolio Hedge Funds in which the Company may invest.  This may entail the Company subscribing for a class of securities that is not entitled to vote or contractually waiving its voting rights.  The Adviser, rather than the Board, typically makes the decision on behalf of the Company to make such investments.

Control Positions.  Portfolio Hedge Funds may take control positions in companies.  The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations.  In addition, the act of taking a control position, or seeking to take such a position, may itself subject a Portfolio Hedge Fund to litigation by parties interested in blocking it from taking that position.  If those liabilities were to arise, or such litigation were to be resolved adverse to the Portfolio Hedge Funds, the investing Portfolio Hedge Funds likely would suffer losses on their investments.

 OTHER RISKS

Investing in the Company will involve risks other than those associated with investments made directly by Portfolio Hedge Funds, including those described below:

Dependence on Key Personnel.  The Adviser is dependent on the services of its professional staff, and there can be no assurance that it will be able to retain the current portfolio management team described under the heading “The Adviser.”  The departure or incapacity of one or more of those individuals could have a material adverse effect on the Adviser’s management of the investment operations of the Company.

Availability of Investment Opportunities.  The business of identifying and structuring investments of the types contemplated by the Company is specialized, and involves a high degree of uncertainty.  The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate.  No assurance can be given that the Adviser will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions.  Similarly, identification of attractive investment opportunities by Portfolio Hedge Funds is difficult and involves a high degree of uncertainty.  Even if an attractive investment opportunity is identified by a Portfolio Hedge Fund Adviser, a Portfolio Hedge Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.  Portfolio Hedge Funds sponsored, managed or advised by the Adviser and its affiliates may seek investment opportunities similar to those the Company may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Company.

Increased Competition in Alternative Asset Investments.  In recent years, there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement alternative asset investment strategies, including the strategies to be implemented by the Company.  While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities, or may result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.  Prospective investors should understand that the Company may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial resources and research staffs, than may be available to the Company.

Reliance on Historical Data.  Allocations to individual strategies by the Adviser may be selected, among other reasons, because they historically exhibit certain statistical volatility, return and correlation characteristics and, together, are relatively unrelated to the strategies within the Company.  This strategy allocation is heavily dependent on the Adviser’s analysis of historical data, and, in particular, statistical volatility, return and correlation characteristics.  No assurance can be given that the historical parameters will accurately predict future characteristics.  To the extent that future events may vary significantly from these historical parameters upon which the strategy allocation is based, the allocation to Portfolio Hedge Funds may not provide the expected levels of risk, return and volatility and may result in the Company experiencing significant losses or in the Company failing to achieve its targeted returns during otherwise favorable market cycles.

Inadequate Return.  No assurance can be given that the returns on the Company’s investments will be commensurate with the risk of investment in the Company.  Investors should not commit money to the Company unless they have the resources to sustain the loss of their entire investment in the Company.

Inside Information.  From time to time, a Portfolio Hedge Fund Manager may come into possession of material, non-public information concerning a company in which a Portfolio Hedge Fund has invested, or proposes to invest.  Possession of that information may limit the ability of such Portfolio Hedge Fund to buy or sell securities of the company or, if such material, non-public information is used improperly, result in an investigation of such Portfolio Hedge Fund Manager.  See also “Management Risks- Portfolio Hedge Fund Manager Misconduct or Bad Judgment” above.

Recourse to the Company’s Assets.  The assets of the Company, including its investments and any interest in the Portfolio Hedge Funds held by the Company, are available to satisfy all liabilities and other obligations of the Company.  If the Company becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Company’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.  Generally, the Company’s liability with respect to Portfolio Hedge Funds will be limited to the amount of its investment therein.  However, the Company’s potential liability with respect to managed accounts could exceed the Company’s investment therein.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects.  Under certain circumstances, the Company may, as determined by the Administrator on the basis of the powers delegated to it by the Board of Directors, repurchase the Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder.  See “Redemptions, Repurchases and Transfers of Shares – Repurchases of Shares”.  The effect of these provisions may be to deprive an investor in the Company of an opportunity for a return even though other investors in the Company might enjoy such a return.

Limitations on Transfer; No Market for Shares.  No Shareholder will be permitted to transfer his, her or its Shares without the consent of the Company, which may be granted or withheld in the sole discretion of the Board of Directors.  The transferability of Shares will also be subject to certain restrictions contained in the LLC Agreement and imposed under applicable securities laws.  No market currently exists for Shares, and it is not contemplated that one will develop.

Liquidity (Repurchase) Risks.  It is not expected that Shares will be traded on any securities exchange or other market, and Shares will be subject to substantial restrictions on transfer.  Although the Company may offer to repurchase Shares of the Company from time to time, a Shareholder investing as of a given date should not expect to be able to liquidate Shares for up to twelve months, and possibly longer.  The Adviser expects to recommend to the Board of Directors that the Company offer to repurchase Shares in the Company from Shareholders quarterly (generally up to a maximum of 20% of the Company’s net assets).  No assurances can be given that these repurchases will occur.  In addition, because each offer to repurchase Shares generally will be limited as to the number of Shares eligible to participate, not all Shares tendered for repurchase in a particular offer may be accepted.  This may occur, for example, when one or more large investors seeks to tender a significant number of Shares or when a large number of investors tender simultaneously.  In such an event, Shares typically will be accepted for repurchase on only a pro rata basis.  Notwithstanding the foregoing, the Company typically will not repurchase any Shares, or any portion of them, that have been held by the tendering Shareholder for less than one year as of the date of repurchase.  Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

With respect to any future repurchase offer, Shareholders tendering Shares, for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Date”).  The Notice Date generally will be the 25th calendar day of the second month prior to that containing the date as of which the Shares to be repurchased are valued by the Company (the “Valuation Date”).  For example, the Notice Date for a repurchase offer having a December 31 Valuation Date would be October 25.  Absent the Company’s consent thereto, tenders are not revocable following the Notice Date.  Accordingly, Shareholders that elect to tender Shares for repurchase will not know the price at which such Shares will be repurchased until after the election to tender becomes irrevocable.  It is possible that during the time period between the day on which a Shareholder elects to tender and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Portfolio Hedge Funds, could cause a decline in the value of Shares in the Company.  See “Redemptions, Repurchases and Transfers of Shares.”

Potential Significant Effect of the Performance of a Limited Number of Investments.  The Adviser expects that the Company will participate in multiple investments.  The Company may, however, make investments in a limited number of the Portfolio Hedge Funds and Portfolio Hedge Funds may make investments in a limited number of portfolio companies.  In either instance, these limited number of investments may have a significant effect on the performance of the Company.

Concentrated Ownership of the Company’s Shares.  If a large number of the Company’s Shares were held by one or more Shareholders (“Controlling Shareholders”), approval or disapproval of actions requiring the vote of the Shareholders could be significantly dependent on votes cast or withheld by the Controlling Shareholders.  Consequently, these Controlling Shareholders might be able to cause the Company to take actions not supported by, and perhaps adverse to the interests of, other Shareholders (e.g., changing the Company’s investment objective, liquidating the Company or electing or removing particular Directors).

 LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Company and the Shares are not, and are not intended to be, a complete explanation of the risks involved in an investment in the Company.  Those discussions do, however, summarize the principal risks that should be considered before investing.  Prospective investors should read this entire Prospectus and the LLC Agreement and consult with their own advisors before deciding whether to invest in the Company.  In addition, as the investment program of the Company changes or develops over time, an investment in the Company may be subject to risk factors not described in this Prospectus.

 INVESTMENT POLICIES AND RESTRICTIONS

The investment objective of the Company is fundamental and may not be changed without a vote of a majority of the Company’s outstanding voting securities.  The Company has also adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Company’s outstanding voting securities, as defined in the 1940 Act.  Under the 1940 Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of security holders, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or of more than 50% of the outstanding voting securities, whichever is less.

In applying the investment restrictions and other policies described in this Prospectus, the Company will not “look through” to the investments and trading activity of the Portfolio Hedge Funds (except in the case of managed accounts and in certain other limited circumstances).  In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company’s total assets, unless otherwise stated in this Prospectus, will not constitute a deviation from the restriction or policy.  Under the fundamental investment restrictions the Company may not:

(1)           The Company will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, neither the Company’s investments in Portfolio Funds generally nor its investments in Portfolio Funds following the same general strategy (e.g., global macro, statistical arbitrage, distressed securities, etc.) are deemed to be an investment in a single industry).

(2)           The Company will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Company may borrow money from banks, brokers and other lenders to finance portfolio transactions and engage in other transactions involving the issuance by the Company of “senior securities” representing indebtedness, (b) the Company may borrow money from banks for cash management purposes, temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares and (c) the Company may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

(3)           The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

(4)           The Company will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company’s investment policies.

(5)           The Company will not purchase or sell commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(6)           The Company will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Portfolio Funds that invest or deal in real estate.

The Adviser will not cause the Company to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law.  The Company and the Portfolio Funds in which the Company invests may effect brokerage transactions through affiliates of the Adviser, subject to compliance with the 1940 Act and other applicable laws.

 MANAGEMENT OF THE COMPANY

Board of Directors

The Company’s Board of Directors has overall responsibility for monitoring and overseeing the investment program of the Company and its management and operations.  As used herein, the term “Director” is synonymous with the term “manager” within the meaning of the Delaware Limited Liability Company Act.  The Board of Directors will monitor and oversee the business affairs of the Company, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Company’s business.  The Board exercises the same powers, authority and responsibilities on behalf of the Company as are customarily exercised by the directors of an investment company registered under the 1940 Act organized as a corporation and has complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Company’s business.

Although the Directors review policies regarding the management of the Company and review information regarding the investment program of the Company in connection with periodic meetings of the Board, they do not have an active role in supervising the Company’s ongoing operations.  This means, for example, that the Directors do not select or approve the Company’s investments.

The Directors, in their capacity as such, are not Shareholders of the Company and, accordingly, each Director in his or her capacity as such has no liability as a Shareholder.  Directors will not contribute to the capital of the Company in their capacity as Directors, but may subscribe for Shares, subject to the eligibility requirements described in this Prospectus.

Directors and Officers

Any vacancy on the Board of Directors may be filled by the remaining Directors, except to the extent the 1940 Act requires the election of Directors by the Shareholders.  The Company’s officers are appointed by the Directors and oversee the management of the day-to-day operations of the Company under the supervision of the Board of Directors.  One of the Directors and all of the officers of the Company are directors, officers or employees of the Adviser or its affiliates.  The other Directors are not affiliated with the Adviser or its affiliates and are not “interested persons” as defined under Section 2(a)(19) of the 1940 Act (previously defined as the “Independent Directors”).  The Directors and officers of the Company also may be directors and officers of other investment companies managed or advised by the Company.  To the fullest extent allowed by applicable law, including the 1940 Act, the LLC Agreement indemnifies the Directors and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.

 INDEPENDENT DIRECTORS

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE(1) AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY DIRECTOR
Steven Krull (born 1957) 110 E. 59th Street, New York, NY 10022	Director	August 2006 to present	Professor of Finance at Hofstra University; Business Consultant.	One	Director, SkyBridge Multi-Adviser Hedge Fund Portfolios LLC; Director, SkyBridge GII Fund, LLC

Paul McNamara (born 1948) 110 E. 59th Street, New York, NY 10022	Director	March 2010 to present	Partner, Institutional Investment Services Group, Lord, Abbett & Co. LLC (retired September 2009)	One	Trustee, USAA Mutual Funds Trust (48 portfolios as of Jan. 1, 2012)

Donald B. Romans (born 1931) 110 E. 59th Street, New York, NY 10022	Director	August 2006 to present	President, Romans & Company (private investment, financial consulting)	One	None
_____________
(1)	Term of office of each Director is indefinite.

 INTERESTED DIRECTORS

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE(1) AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY DIRECTOR
James M. Bond (born 1970) 110 E. 59th Street, New York, NY 10022	Director	December 2011 to Present	Senior Managing Director and Chief Operating Officer, Cantor Fitzgerald & Co. (Debt Capital Markets and Asset Management) (2)	One	None

Matthew A. Jenal (born 1956) (3)	Director	August 2006 to Present
Formerly Treasurer and Secretary of the Company until December 2011, formerly Senior Advisor, Cadogan Management from January 2010 to December 2011,
LLC, formerly Chief Financial Officer,
Cadogan Management,
LLC until 2009
				One	None
_____________
(1) Term of office of each Director is indefinite.
(2) Cantor Fitzgerald & Co. and Cantor Fitzgerald, L.P. are each an affiliate of the Adviser.
(3) Mr. Jenal is considered an interested Director because he was an officer of the Company until December 2011, and was also formerly an employee of Cadogan, the Company’s previous investment adviser.

 OFFICERS

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
John Trammell (born 1957)	President	May 2010 to Present
From December 2011 to Present, Co-Head, Fund Advisory Service Department, Cantor Fitzgerald Investment Advisors, L.P., from 2009 to December 2011, Chief Executive Officer, Cadogan Management, LLC, from 2007 to 2009, President, Cadogan Management, LLC, from 2000 to 2007, Chief Executive Officer of Investor Select Advisors

Marlena Kaplan (born 1972)	Treasurer and Secretary	December 2011 to Present
From December 2011 to Present, Chief Financial Officer, Cantor Fitzgerald Investment Advisors, L.P., from November 2007 until December 2011, Chief Financial Officer, Cadogan Management, LLC, from May 2006 until May 2011, Controller and Vice President of Operations at Onex Capital Management, LP.

Gary Distell (born 1963)	Chief Compliance Officer	December 2011 to Present
From February 2010 to Present, Global Head of Compliance, and previously, Chief Compliance Officer for the Americas and Head Broker-Dealer Regulatory and Compliance Attorney, Cantor Fitzgerald, L.P. and affiliates, from July 2008 until January 2010, Partner, Katten Muchin Rosenman LLP, from December 1996 until June 2008, Senior Managing Director, Bear, Stearns & Co. Inc.

_____________
*	Term of office of each Officer is indefinite.

As of the date of this Prospectus, other than as described above, none of the Independent Directors who is a director or trustee of another investment company whose adviser is CFIA has held any other position with (i) the Company, (ii) an investment company having the same adviser or principal underwriter as the Company or an adviser or principal underwriter that controls, is controlled by or is under common control with the Adviser, (iii) the Adviser or other affiliate of the Company or (iv) any person controlling, controlled by or under common control with the Adviser.

As of the date of this Prospectus, Matthew Jenal owns 509.63 Shares of the Company, and Steven Krull, Donald B. Romans, Paul McNamara and James M. Bond do not own Shares of the Company.  None of the Directors own equity securities issued by other investment companies in the Fund Complex.  As of the date of this Prospectus, the Directors and officers, as a group, owned an aggregate of less than 1% of the outstanding Shares of the Company.

Organization of the Board

The Chair of the Board of Directors is not an Independent Director, although three of the four Directors are independent.  The standing committees of the Board are described below.

The organization of the Company’s Board reflects the judgment of the Board that it is in the interests of the Company and its Shareholders to have a representative of the Adviser, who is familiar with the day-to-day operations of the Company, preside at Board meetings, supervise the Board agenda and otherwise serve as the “lead” Director both at meetings and in overseeing the business of the Company between meetings.  The Directors believe that the fact that the Board’s Chair is not independent does not unduly limit the role of the Independent Directors, including because the overall small size of the Board assures significant participation by every Board member and because a majority of the Board is comprised of Independent Directors.

It is also the judgment of the Directors that there are efficiencies in having working committees responsible for specific aspects of the Board’s business and that certain types of responsibilities are especially appropriate to be handled by committees of the Board that are comprised solely of the Independent Directors, such as the Nominating and Compensation Committee and Audit Committee.

In reaching these judgments, the Board considered the Board’s working experience and committee structures, legal requirements under applicable law, including the 1940 Act, the perceived expectations of Shareholders, information available on industry practice generally, the nature of underlying investment programs, and the relationship between the Company and its principal service providers.  The Board may consider different leadership structures in the future and make changes to these arrangements over time.

Board Oversight of Risk Management

While the Board generally considers day-to-day risk oversight a function best suited to the Company’s officers and personnel of the Adviser, the Board requests and receives reports on a variety of matters relating to risk management.  By way of example:

•
The Board receives regular written reports on position size for the Company’s investments in Portfolio Hedge Funds, their correlation and liquidity profiles, and other commonly considered portfolio risk factors.

•
The Board regularly meets with the Company’s Chief Compliance Officer to discuss specific risk management protocols overseen by the compliance department, such as allocation of opportunities among the Company and other clients of the Adviser, reporting from the Portfolio Hedge Funds, personal trading by the Adviser’s personnel, and compliance with various ongoing investment restrictions.

•
The Board regularly meets with senior management of the Adviser to discuss operational and business risks presented by dealings with the Adviser, such as reliance on key portfolio managers, the Adviser’s ownership structure and financial position, and the duties of portfolio managers to accounts other than the Company.

•	The Board reviews certain operational risks presented by dealings with such service providers as the custodian and transfer agent.

•
The Audit Committee regularly meets with the Company’s officers and the Company’s independent public accounting firm to discuss matters of risk management relating to financial and accounting controls.

As these examples show, while the Board does not maintain a specific committee devoted to risk management responsibilities, in part because the small size of the Board does not require streamlining by committees, various aspects of the Board’s regular functions are involved in the risk management process.  The Board also does not maintain any specific Board reporting protocols for the Adviser’s risk management personnel and has not specified that risk management or reporting should be centralized in any one person or separate body.

Director Qualifications

All Directors are expected to demonstrate various personal characteristics appropriate to their position, such as the exercise of professional care and business judgment, working cohesively with others while still advocating competing viewpoints, critical analysis, and the like.  All Directors also are expected to meet the necessary time commitments for service on the Board.  The Board then generally views each Director appointment or nomination in the context of the Board’s overall composition and considers each Director’s individual professional experience and service on other boards of directors, as well as his or her current and prior roles (such as committee service) on the Board.  With respect to the qualifications and contributions of particular Directors, the Board has considered the following (this listing provides a useful overview, but is not exclusive and only highlights selected factors considered):

Mr. Jenal:

Although Mr. Jenal is no longer associated with Cadogan, and association with Cantor or the Adviser is not anticipated, the Board has acknowledged Mr. Jenal’s lengthy prior leadership experience with Cadogan.  It has noted that his former roles at Cadogan as Chief Financial Officer and Chief Compliance Officer, and later as Senior Advisor, provide him with important experience in financial and compliance matters relating to the investment management business and, specifically, fund of funds investing.  The Board took account of his broad professional experience in finance, accounting, compliance and operations positions with onshore and offshore hedge fund managers.  With respect to the Company, the Board found that his former role as the Company’s Chair, Treasurer and Secretary and his current service on the Valuation Committee demonstrate his knowledge about the Company and his dedication to Fund-related matters.

Mr. Romans:

The Board has acknowledged Mr. Romans’ broad professional experience in the investment industry, including his leadership of a private including investment and financial consulting business.  The Board noted the finance-related experience that supports his designation as the Board’s “Audit Committee Financial Expert” in accordance with Sarbanes-Oxley Act rules.  The Board further noted his service on the Audit Committee, Nominating and Compensation Committee and Valuation Committee, and their confidence in his service as Chair of the Audit Committee, as demonstrating his appropriate level of involvement with Fund matters.

Mr. Krull:

The Board has acknowledged Mr. Krull’s broad professional and academic experience with respect to the investment industry.  In this regard, it noted favorably his qualifications as a university professor, the knowledge he has gained as a business consultant, and his familiarity with other registered funds of hedge funds.  With respect to such familiarity, the board noted his service on the board of two other registered investment companies with investment strategies similar to that of the Company.  The Board further noted his service on the Audit Committee, Nominating and Compensation Committee and Valuation Committee, and their confidence in his role as service as Chair of the Nominating and Compensation Committee, as demonstrating his appropriate level of involvement with Fund matters.

Mr. McNamara:

The Board has acknowledged Mr. McNamara’s broad professional experience in the financial services industry, including extensive work with institutional and retail mutual fund markets.  In this regard, the Board noted his extensive prior experience with Lord, Abbett & Co. LLC.  It also noted the familiarity with the Company that he has acquired through his service on the Audit Committee, Nominating and Compensation Committee and Valuation Committee.

Mr. Bond:

The Board has acknowledged Mr. Bond’s lengthy experience with CFC, an affiliate of Cantor and the Adviser.  The Board has noted that his roles as Senior Managing Director and Chief Operating Officer of the Debt Capital Markets and Asset Management Divisions of CFC, as well as his role as Chief Operating Officer of the Adviser, provide him with important experience in financial and compliance matters relating to the investment management business.  The Board further noted that his current service on the Valuation Committee and as the Board’s Chair demonstrates an appropriate level of involvement with Fund matters.

Each Independent Director also was nominated based in part on his status as a person who is not an “interested person” of the Trust as defined in the 1940 Act.  Descriptions of Director experience should not be taken to suggest that any Director is an expert in a particular subject.

Compensation

The following table sets forth the approximate aggregate compensation expected to be received by the Independent Directors of the Company from all registered investment companies for which the Adviser or their affiliates serve as an investment adviser or general partner for the fiscal year ending March 31, 2012.  No compensation is paid by the Company to Directors who are “interested persons” of the Company or the Adviser.  (The Company does not have a bonus, profit sharing or retirement plan, and Directors do not receive any pension or retirement benefits from the Company.)

Compensation Table for Fiscal Year Ending March 31, 2012
NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM THE COMPANY	TOTAL COMPENSATION FROM COMPANY AND FUND COMPLEX PAID TO DIRECTOR
INDEPENDENT DIRECTORS
Steven Krull	$22,750	$22,750
Paul McNamara	$22,750	$22,750
Donald B. Romans	$22,750	$22,750

INTERESTED DIRECTORS
Matthew Jenal	$1,250	$1,250
James M. Bond	$0	$0

The Independent Directors are each paid an annual retainer of $15,000.  The Independent Directors and Matt Jenal, who is not an officer of the Company nor associated with the Adviser but is considered to be an interested Director, receive a fee per meeting of the Board of Directors of $1,250 for each regular meeting and $500 for each telephonic meeting, plus reasonable out-of-pocket expenses.  Directors are reimbursed by the Company for their travel expenses related to Board meetings.

Committees

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and is comprised of Mr. Krull, Mr. Romans and Mr. McNamara.  The functions of the Audit Committee are (1) to oversee the Company’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Company’s service providers; (2) to oversee the quality and objectivity of the Company’s financial statements and the independent audit of those statements; (3) to assist the Board of Directors in selecting the Company’s independent registered public accounting firm, to directly supervise the compensation and performance of such independent registered public accountants and generally to act as a liaison between the independent registered public accountants and the Board of Directors; and (4) to review and, as appropriate, approve in advance non-audit services provided by such independent registered public accountants to the Company, the Company’s investment adviser and, in certain cases, other affiliates of the Company.  During the most recent fiscal year, the Audit Committee held two meetings.

The Company has a standing Nominating and Compensation Committee, and is comprised of Mr. Krull, Mr. Romans and Mr. McNamara.  The functions of the Nominating and Compensation Committee are:  (1) to select and nominate to the Board of Directors each Independent Director and (2) to recommend to the Board of Directors any appropriate changes in compensation for each Independent Director.  No Independent Director will be elected by the Board of Directors unless nominated by the Nominating and Compensation Committee.  The Nominating and Compensation Committee does not consider proposals from shareholders in connection with proxy solicitations, and the Nominating and Compensation Committee’s charter does not contain any procedures by which shareholders may recommend nominees to the Board of Directors.  During the most recent fiscal year, the Nominating and Compensation Committee held no separate meetings.

The Company has a standing Valuation Committee, currently composed of all of the Company’s Directors, whose function, subject to the oversight of the Board of Directors, is to review the Company’s valuation methodologies, valuation determinations and any relevant information provided to the Valuation Committee by the Adviser.  The Valuation Committee will act in accordance with the Company’s valuation procedures.  During the most recent fiscal year, the Valuation Committee held no separate meetings.

Voting of Proxies

In connection with the Adviser’s appointment as investment adviser to the Company, the Board of Directors has delegated to the Adviser the authority to vote proxies received by the Company from the Portfolio Hedge Funds and any other portfolio investments (for this purpose, the “portfolio positions”).  The Adviser has adopted policies and procedures (the “Proxy Voting Procedures”) regarding the voting of such proxies, which Proxy Voting Procedures have been reviewed and approved by the Board of Directors as appropriate to the Adviser’s management of the Company’s assets.  The Proxy Voting Procedures provide that the Adviser will vote client proxies in accordance with its view of the best interest of the client, as determined by the Adviser in its discretion. The Proxy Voting Procedures also include procedures that address conflicts of interest between the Adviser and a client with respect to voting proxies, which will involve review of a proposed vote by the Adviser’s compliance personnel and, in certain circumstances, may include consultation with the client or its representative (the Board of Directors, in the case of the Company).  The Adviser may abstain from voting from time to time when it determines that not voting is in the best interests of a client.  The Adviser is not responsible for, and its Proxy Voting Procedures are not applicable to, proxy voting by Portfolio Hedge Fund Managers.  Information regarding the Adviser’s proxy-voting record on behalf of the Company will be made available for each twelve-month period ended June 30.  Please call the Company collect at (212) 938-5000 to request this information, which will also be available on the SEC’s website at http://www.sec.gov.

 THE ADVISER

Cantor Fitzgerald Investment Advisors, L.P. serves as investment adviser to the Company.  The Adviser has the responsibility to implement the investment program of the Company, subject to the ultimate supervision of, and any policies established by, the Board of Directors.  Under the terms of the Investment Advisory Agreement the Adviser allocates the Company’s assets and monitors regularly each Portfolio Hedge Fund to determine whether its investment program is consistent with the Company’s investment objective and whether its investment performance and other criteria are satisfactory.  The Adviser may reallocate the Company’s assets among Portfolio Hedge Funds, terminate its relationship with Portfolio Hedge Funds and select additional Portfolio Hedge Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Directors and to the condition that the retention of any Portfolio Hedge Fund Manager as a direct advisor or subadvisor to the Company will require approval of a majority of the Independent Directors and, unless the Company receives an exemption from certain provisions of the 1940 Act, of a majority, as defined in the 1940 Act, of the Company’s outstanding voting securities.

On December 2, 2011, a team of employees of Cadogan Management, LLC (“Cadogan”), the Company’s previous investment adviser, commenced employment and advisory roles with the Adviser.  These employees included certain senior members of the team responsible for the research, portfolio management, marketing and other essential activities of the Company.  The Adviser served as the Company’s investment adviser on an interim basis from December 2, 2011 until April 24, 2012, at which time the Company’s shareholders approved, and the Company and the Adviser entered into, a new investment advisory agreement with an initial two-year term.  Effective September 1, 2012, the Adviser agreed with the Company to reduce the management fee it charges the Company and remove the performance-based fee.  The terms and conditions of the agreement are otherwise unchanged, including that the two-year initial term began on April 24, 2012.

The Adviser is organized as a Delaware limited partnership and is a registered investment adviser under the Advisers Act.  The Adviser is indirectly owned principally by Cantor Fitzgerald, L.P. (“Cantor”).  Cantor is a prominent capital markets investment bank, recognized for its strengths in the equity and fixed income capital markets, its global distribution model, and for its expanding presence as an independent middle market investment bank serving the marketplace with investment and merchant banking services, prime brokerage, and commercial real estate financing.  The Company, and the integration of former Cadogan personnel that help to manage the Company, represents a part of the Adviser’s entrance into fund of funds management, and has contributed to Cantor’s overall effort to grow its asset management operations.  Personnel of the Adviser serve as portfolio managers to certain clients and private investment funds, which utilize an investment program that is substantially similar to that of the Company.  The Adviser currently serves, and may in the future serve, as an investment adviser to other registered and unregistered private investment companies.  The offices of the Adviser are located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 938-5000.

The personnel of the Adviser principally responsible for management of the Company are experienced and educated investment professionals with a long performance record in alternative investments at Cadodan and more recently at the Adviser.  They have identified, evaluated, structured, managed and monitored a wide range of alternative investments globally and maintain a strong network within the alternative investment community as a result of their prior and ongoing experience.  The Adviser and its personnel maintain relationships with a large number of managers.  The Adviser believes that, as a result of these contacts, the Company should have access to a large number of Portfolio Hedge Funds from which to select when making any new investments.

If an event occurs that causes Cantor Fitzgerald Investment Advisors, L.P. to be replaced as adviser to the Company, other than with consent of the Shareholders as contemplated under the 1940 Act, the Company’s Board of Directors has undertaken to promptly give notice that, for at least 18-months after such event, the Company will waive the one-year minimum holding period for Shares and ensure that quarterly tender offers are for no less than 25% of outstanding Shares of the Company.

Because Cadogan has been replaced as adviser to the Company effective as of December 2, 2011, the one-year minimum holding period for Shares will be waived in respect of any Shares acquired by Shareholders prior to December 6, 2011.  Shares first acquired after December 6, 2011 will continue to be subject in full to the one-year minimum holding period without any waiver triggered with respect to such Shares by the replacement of Cadogan as investment adviser.

Additionally, for each of the Company’s regular quarterly tender offers the Valuation Date of which would be on or prior to June 6, 2013, the number of Shares offered to be repurchased under each such tender offer will be no less than 25% of the then-outstanding Shares of the Company.

Key Members of Senior Management

Shawn Matthews – Chief Executive Officer and President

Mr. Matthews is the CEO and President of Cantor.  Since joining Cantor in October 2005, Mr. Matthews has played a significant role in the substantial growth of the business, and in early 2009 assumed overall executive responsibility for the firm’s Debt Capital Markets and Equity Capital markets businesses.  Mr. Matthews has spent the last 20 years in a senior management role having run both desks and departments at several firms.  He has also been the managing member of a broker-dealer, West Side Capital, from February 1999 until March 2002, as well as the managing partner of a hedge fund, Alchemist Capital Management, from March 2002 until November 2005.  Mr. Matthews holds a B.S. in Finance from Fairfield University and was awarded an MBA from Hofstra University.  He is also a member of SIFMA’s Board of Directors.

James M. Bond – Chief Operating Officer

Mr. Bond is a Senior Managing Director and Chief Operating Officer of the Debt Capital Markets and Asset Management divisions of Cantor Fitzgerald & Co. (“CFC”), an affiliate of Cantor and the Adviser. Since joining CFC in September 2003, Mr. Bond has played an integral role in building CFC’s fixed income sales and trading platform. He has also been instrumental in restructuring the firm’s equity financing business. Additionally, Mr. Bond is the Chief Operating Officer of the Adviser. Prior to joining CFC, Mr. Bond was a founding partner of Ellis Island Partners, LLC, a long/short international equity hedge fund. He was responsible for trading all of the firm’s positions and running the day-to-day operations of the group from June 2002 to September 2003. He has held senior positions at Goldrock Capital Management, Merrill Lynch Investment Managers and Chase Asset Management. Mr. Bond holds a BS in Finance and Economics from Boston College.

Gary Distell – Global Head of Compliance

Mr. Distell is the Global Head of Compliance for the Americas for Cantor and its affiliates.  Mr. Distell is also the head regulatory/compliance attorney for all of the majority-owned Cantor Fitzgerald U.S. broker-dealer entities. Prior to Cantor, Mr. Distell was a partner is the financial services litigation practices of Katten Muchin Rosenman LLP and provided advice to broker-dealers and hedge funds on a broad range of registration, regulatory, compliance and inspection/enforcement matters from July 2008 until January 2010.  Prior to Katten, Mr. Distell was senior managing director in Bear, Stearns & Co. Inc’s legal department and served as the senior equity attorney for the company from December 1996 until June 2008.  He also managed the firm’s regulatory response group, which was responsible for responding to inquiries from various self-regulatory organizations and federal securities regulators.  Prior to that, he was employed by the NASD’s (now FINRA) Market Regulation Department where he worked as an investigator for over a four-year period and participated in significant regulatory investigations.  Mr. Distell earned his B.S. from Penn State University, his J.D. from George Washington Law School and his LL.M., in securities law, from Georgetown University Law School.

Marlena Kaplan – Chief Financial Officer of the Adviser’s Fund Advisory Service Department

Ms. Kaplan is the Chief Financial Officer of the Adviser’s fund advisory service department.  Previously, Ms. Kaplan was responsible for the financial and operational oversight of the products and management company financial, audit and tax reporting of the Company’s former investment adviser, Cadogan, from November 2007 until December 2011.  Prior to joining Cadogan, Ms. Kaplan was a Controller and VP of Operations at Onex Capital Management, L.P., a long/short equity hedge fund manager, from May 2006 until November 2007.  At Onex, she was responsible for accounting, operations, compliance and product structuring.  Ms. Kaplan has 12 years of accounting, operations and investor relations experience in the financial services industry, having worked for Moon Capital, Robeco/Weiss, Peck & Greer, Morgan Stanley and First Chicago Trust.  She earned an MBA from Baruch College, City University of New York and a BBA from Hofstra University.  Ms. Kaplan is a Certified Public Accountant, a CFA Charterholder and was an adjunct professor of Accountancy for Baruch College.

The Company’s Portfolio Managers

The Adviser has appointed Mr. Peter Hommeyer and Mr. Clint Grady as Portfolio Managers for the Company, thereby replacing Mr. Anthony Rosenthal in that role.  Mr. Rosenthal resigned from the Adviser on May 9, 2012.  Prior to Mr. Rosenthal, Mr. Paul Isaac was the Company’s Portfolio Manager from December 2011 to March 2012.  Prior to Mr. Isaac, Mr. Joel Gantcher was the Company’s Portfolio Manager and resigned from the Company just prior to the effectiveness of an interim investment advisory agreement between the Adviser and the Company, effective as of December 2, 2011.  Mr. Rosenthal resigned as Portfolio Manager to take a position elsewhere.  Mr. Isaac resigned as Portfolio Manager as it was planned that he would serve only during the term of the Interim Agreement.  Mr. Gantcher resigned upon the transition of the Adviser.

Mr. Hommeyer is currently the Director of Research for CFIA and Portfolio Manager for the Cantor Alternative Strategies Trust portfolio.  Mr. Hommeyer works with CFIA’s Research Team to identify, evaluate, and monitor hedge fund managers for CFIA as well as play a lead role in portfolio management.  Prior to joining the Investment Manager in November 2011, Mr. Hommeyer was a Managing Director at Cadogan Management.  Prior to that, he ran the Alternative Investments Group for BAWAG Bank in Vienna, Austria.

From 1997 to 2001, he worked for Bank Austria in Vienna and London, holding positions in portfolio management and derivatives trading.  He began his career on the floor of the Chicago Board Options Exchange in 1990.

Mr. Hommeyer received a BA in Economics from the University of Colorado at Boulder.  His studies also included two semesters at the Institute fur Europaeische Studien in Vienna, Austria.  Mr. Hommeyer is a CAIA Charter holder and has held the SFA Registered Representative and EUREX Authorized Trader’s License registrations.

Mr. Grady is currently the Director of Quantitative Research for CFIA.  Mr. Grady works with CFIA’s Research and Risk Teams to help evaluate and monitor hedge fund managers and CFIA’s fund of funds portfolios.  Mr. Grady joined CFIA in December 2011 from Cadogan Management, where he had similar responsibilities.
Mr. Grady graduated from the University of Notre Dame’s College of Engineering with a BS in Computer Science.  Mr. Grady also received an MBA from Georgetown University’s McDonough School of Business in 2006.  Mr. Grady holds the Chartered Financial Analyst (CFA) designation.

The following table provides information as of April 30, 2012 relating to the activities and compensation of the Portfolio Managers of the Company to help you evaluate any conflicts of interest that may arise in managing the Company’s assets.

PORTFOLIO MANAGER	BENEFICIAL OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY	NUMBER OF OTHER REGISTERED INVESTMENT COMPANIES MANAGED AND TOTAL ASSETS FOR SUCH ACCOUNTS	NUMBER OF OTHER POOLED INVESTMENT VEHICLES MANAGED AND TOTAL ASSETS FOR SUCH ACCOUNTS	NUMBER OF OTHER ACCOUNTS MANAGED AND TOTAL ASSETS FOR SUCH ACCOUNTS
Peter Hommeyer	$0	None	1 account with assets of $68,086,836	None

Clint Grady	$0	None	None	None

With respect to the other pooled investment vehicle managed by Mr. Hommeyer, advisory fees are based in part on performance of the accounts.  Mr. Grady does not manage other pooled investment vehicles for which advisory fees are based in part on performance of the accounts.  Neither Mr. Hommeyer nor Mr. Grady receive any direct compensation, performance-based or otherwise, from the Company.  Mr. Hommeyer and Mr. Grady are full-time employees of CFIA and receive a fixed salary and discretionary bonus (based on individual performance as well as the overall performance of CFIA) for the services they provide.  Neither Mr. Hommeyer nor Mr. Grady own any equity interest in CFIA or any of its affiliates.

Additional information relating to existing or potential conflicts of interest of the Adviser and its Portfolio Manager is included in “Conflicts of Interest” below.

INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement between the Company and the Adviser became effective as of September 1, 2012.  The Investment Advisory Agreement has the same terms and conditions as an investment advisory agreement between the Company and the Adviser that became effective as of April 24, 2012 (the “Previous Agreement”).  Prior to such date, an interim advisory agreement (the “Interim Agreement”) between the Company and the Adviser was effective as of December 2, 2011, at which time the Adviser became the Company’s investment adviser on an interim basis and the Company’s previous investment advisory agreement (the “Cadogan Agreement”) with Cadogan was terminated.

The Board of Directors, including a majority of the Independent Directors, approved the Interim Agreement at its December 2, 2011 meeting and approved the Previous Agreement at its March 7, 2012 meetings, and Shareholders approved the Previous Agreement at their April 24, 2012 meeting.  While there was no change in the fee paid to the Company’s investment adviser relative to payments under the Interim Agreement or Cadogan Agreement during previous periods, the form and text of the Previous Agreement was different from the Interim Agreement and the Cadogan Agreement.  The Previous Agreement and the Investment Advisory Agreement, which the Board of Directors, including a majority of the Independent Directors, approved at its August 15, 2012 meeting, have the same terms and conditions as each other, except that the Investment Advisory Agreement provides for a reduced management fee and has removed any performance-based fee.  In addition to such reduced management fee, certain terms of the Investment Advisory Agreement differ from the terms of the Cadogan Agreement.  Such changes include that: (i) the Adviser is indemnified for the acts, omissions or transactions entered into by Cadogan, the previous investment adviser; (ii) the Adviser may cause the Company to lend Company assets, or borrow from banks, or trade on margin; (iii) the Company may not hire or utilize additional investment advisers without the Adviser’s consent; (iv) the Adviser is not bound by any supplement or amendment to the Investment Advisory Agreement, unless the Adviser is provided notice; (v) the Adviser agrees to cooperate with the preparation of the Company’s prospectus; (vi) the Adviser is obligated to provide copies of the offering memorandum, consultation regarding sales materials, and a grant of intellectual property rights; (vii) to the extent permitted by law, the Company must request the Adviser’s consent in order to change custodians; (viii) the Company represents that the offering memorandum is accurate in all material respects, that the Company has the capacity and authority to enter into the Investment Advisory Agreement, and that the Company has complied and shall continue to comply with applicable regulation; and (ix) certain confidentiality obligations are imposed on the Company and the Adviser.

 VOTING

Each Shareholder has the right to cast a number of votes based on the value of the Shareholder’s Company investment percentage, as the case may be, at a meeting of Shareholders called by the Board of Directors or by Shareholders of the Company or the Company, as the case may be, holding at least a majority of the total number of votes eligible to be cast.  Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors, approval of the Investment Advisory Agreement, and on certain other matters.  Each Share of the Company is entitled to one vote for each dollar of net asset value represented by the Share and a proportionate fraction of a vote for each fraction of a dollar of net asset value.  Shareholders will not be entitled to cumulative voting in the election of Directors or any other matter.  Notwithstanding their ability to exercise their voting privileges, Shareholders, in their capacity as such, are not entitled to participate in the management or control of the Company’s business and may not act for or bind the Company.

 CODE OF ETHICS

The Adviser and its affiliates (and the directors/trustees, officers and employees) may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of the Company.  As a result of differing trading and investment strategies or constraints, positions may be taken by these parties that are the same, different from or made at different times from positions taken for the Company.  To lessen the possibility that the Company will be adversely affected by this personal trading, the Company and the Adviser have adopted a code of ethics (the “Code of Ethics”) in compliance with Section 17(j) of the 1940 Act that governs securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Company’s portfolio transactions.  The Code of Ethics for the Company and the Adviser can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090.  The Code of Ethics also is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Company except that the Company may, in accordance with rules under the 1940 Act, engage in transactions with accounts that are affiliated with the Company as a result of common officers, directors/trustees, advisers or managing general partners.  These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Company to purchase and another client to sell, or the Company to sell and another client to purchase, the same security or instrument on the same day.

Personnel of the Adviser (including the Portfolio Manager for the Company identified above) serve as portfolio managers to certain clients and registered and unregistered investment companies that may utilize an investment program that is substantively similar to that of the Company.  In addition, the Adviser currently serves, or may in the future serve, as investment adviser to other registered investment companies, unregistered investment companies or accounts (including proprietary accounts), some of which provide for incentive compensation (such as performance fees).  Consequently, the Adviser’s investment management activities may present conflicts between the interests of the Company and those of the Adviser and, potentially, among the interests of various accounts managed by the Adviser principally with respect to allocation of investment opportunities among similar strategies.  Certain conflicts specific to the Portfolio Manager of the Company are described above under the heading “Management of the Company.”

Future investment activities of the Adviser and its affiliates and its principals, partners, director/trustees, officers or employees may give rise to conflicts of interest other than those described above.

 BROKERAGE

Each Portfolio Hedge Fund Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Hedge Fund it manages.  Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions.  On the great majority of non-U.S. stock exchanges, commissions are fixed.  No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.  The Company may use brokerage, and be subject to commissions and other brokerage expenses, to the extent it purchases shares of listed securities such as exchange-traded funds and certain other instruments.

The Adviser generally will select brokers and dealers, and expects that each Portfolio Hedge Fund Manager will generally select brokers and dealers to effect transactions on behalf of its Portfolio Hedge Fund, substantially as described below, although the Adviser can give no assurance that a Portfolio Hedge Fund Manager will adhere to, and comply with, the described practices.  The Adviser will, and generally expects that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Hedge Fund, a Portfolio Hedge Fund Manager will, seek to obtain the best price and execution for the transactions, taking into account such factors as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities.  Subject to appropriate disclosure, however, Portfolio Hedge Fund Managers of Portfolio Hedge Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Hedge Fund Manager rather than its Portfolio Hedge Fund.  The Adviser may consider the adequacy of the broker selection process employed by a Portfolio Hedge Fund Manager, as well as the above principles, as a factor in determining whether to invest in its Portfolio Hedge Fund.  Each Portfolio Hedge Fund Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, the Adviser or a Portfolio Hedge Fund Manager may place brokerage orders with brokers that may provide the Portfolio Hedge Fund Manager and its affiliates with supplemental research, market and statistical information (“soft dollar items”), including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.  The expenses of the Adviser or a Portfolio Hedge Fund Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Adviser or the Portfolio Hedge Fund Manager or its affiliates in providing services to clients other than a Portfolio Hedge Fund.  In addition, not all of the supplemental information is used by the Adviser for the Company or by the Portfolio Hedge Fund Manager in connection with a Portfolio Hedge Fund in which the Company invests.  Conversely, the information provided to the Portfolio Hedge Fund Manager by brokers and dealers through which other clients of the Portfolio Hedge Fund Manager and its affiliates effect securities transactions may be useful to the Portfolio Hedge Fund Manager in providing services to a Portfolio Hedge Fund.  In accordance with provisions of the 1940 Act, and subject to any required procedures, an affiliate of the Adviser may effect brokerage transactions for the Company or a Portfolio Hedge Fund.

Section 28(e) of the Securities Exchange Act of 1934, as amended, specifically permits the use of research-related soft dollar items in the manner described above.  Certain soft dollar items that are not research-related are, however, outside the Section 28(e) “safe harbor.”  Soft dollars not generated through agency transactions in securities (for example, those generated with respect to certain types of derivatives transaction) are also outside the Section 28(e) safe harbor.  The Portfolio Hedge Fund Managers may receive soft dollar items outside the safe harbor.

The Board of Directors has adopted procedures designed to ensure that commission rates paid to affiliates of the Adviser by the Company will be fair and reasonable within the meaning of the 1940 Act.  These procedures do not, however, govern payments by a Portfolio Hedge Fund.

 ADMINISTRATOR

The Company has retained the Administrator, US Bancorp Fund Services, LLC, whose principal business address is 615 E. Michigan St. Milwaukee, WI 53217, to provide certain administrative and investor services to the Company.  Under the terms of an administration agreement entered into between the Company and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through its agents, for, among other things:  (1) maintaining a list of Shareholders and generally performing all actions related to the issuance, repurchase and transfer of Shares, if any; (2) accepting payment for the Shares; (3) computing and disseminating the net asset value of the Company in accordance with the LLC Agreement; (4) preparing for review the annual financial statements of the Company, as well as quarterly reports regarding the Company’s performance and net asset value; and (5) performing additional services, as agreed upon, necessary in connection with the administration of the Company.

The Administrator is paid on a monthly basis an Administrative Fee that, for the Company’s most recent fiscal year, amounted to approximately 0.14% of the net assets of the Company. (The Administrative Fee may vary according to the Company’s net assets, subject to a specified annual minimum.)  The Administrator is also reimbursed by the Company for out-of-pocket expenses, including those of any third party retained to assist the Administrator, relating to services provided to the Company.  The Administrative Fee may be renegotiated from time to time between the parties.  The Administration Agreement may be terminated at any time by either party upon not less than 90 days’ written notice.

 CUSTODIAN

State Street Bank and Trust Company serves as the Custodian of the assets of the Company, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to terms and conditions of the Master Custodian Agreement dated as of August 1, 2009 and approved by the Board of Directors.  Assets of the Company are not held by the Adviser or commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager in a securities depository, clearing agency or omnibus customer account.  State Street Bank and Trust Company, Copley Place, 100 Huntington Avenue, Boston MA 02116.

 COMPANY EXPENSES

The Company will bear its own operating and other expenses, including, but not limited to, organizational and initial offering expenses; ongoing offering expenses; directors’ fees (including directors and officers/errors and omissions insurance); fidelity bond expenses; administrative expenses (including fees and expenses of the Administrator or any successor administrator); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Shareholders, including the costs of preparing, printing and mailing reports to Shareholders (but not to prospective investors which costs will be borne by the Adviser), and extraordinary expenses.  Company expenses will also include investment-related expenses, including, but not limited to, brokerage commissions, dealer mark-ups, and other transactions costs on its cash management; interest expense on any borrowings it may make; and any subscription or redemption charges imposed by the Portfolio Hedge Funds.  The Adviser will bear expenses incurred in the operation of its business (such as rent for office space, telephone lines, news and quotation equipment, employees’ salaries and computer facilities).

As noted above, in consideration of the administrative services provided by the Administrator to the Company, the Company pays the Administrator the Administrative Fee and also reimburses the Administrator’s out-of-pocket expenses related to services provided to the Company.  These fees and the reimbursement of out-of-pocket expenses are an expense out of the Company’s assets and are reflected as reductions to the net asset value attributable to each Shareholder’s Shares (including Shares held by the Adviser and any of its affiliates).

Portfolio Hedge Funds bear various expenses in connection with their operations similar to those incurred by the Company.  Portfolio Hedge Fund Managers generally will assess asset-based fees to and receive performance-based compensation from the Portfolio Hedge Funds (or their investors), which effectively will reduce the investment returns of the Portfolio Hedge Funds.  These expenses, fees and allocations will be in addition to those incurred by the Company itself.  As an investor in the Portfolio Hedge Funds, the Company will bear its proportionate share of the expenses and fees of the Portfolio Hedge Funds and will also be subject to performance allocations to the Portfolio Hedge Fund Managers.

 MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser, the Company pays the Adviser a monthly fee at the annual rate of 0.50% of the Company’s average month end net assets (the “Management Fee”).

For the fiscal year ended March 31, 2012, the Company paid $556,044 total to Cadogan and the Adviser under the Cadogan Agreement and the Interim Agreement, and during that same fiscal year there were no payments by the Company under the incentive fee agreement that was then in effect.

For the fiscal year ended March 31, 2011, the Company paid $716,573 to Cadogan under the Cadogan Agreement, and during that same fiscal year there were no payments to Cadogan under the incentive fee agreement that was then in effect.

For the fiscal year ended March 31, 2010, the Company paid $616,927 to Cadogan under the Cadogan Agreement and previous arrangements, and during that same fiscal year there were no payments to Cadogan under the incentive fee agreement that was then in effect.

DISTRIBUTION POLICY

Dividends

The Company expects to make distributions necessary to maintain its qualification as a regulated investment company under the Code and to avoid corporate-level federal income tax.  The Company also expects to make distributions at such times and in such amounts as to avoid the imposition of federal excise tax.  However, it is possible that some excise tax will be incurred and, although not currently anticipated, there are circumstances in which the Company may elect not to make the distributions necessary to avoid this tax.  The Company intends to distribute all of its net investment income and realized net capital gains, if any, at least annually.  The Administrator also serves as the dividend disbursing agent for the Company.

Automatic Dividend Reinvestment Plan

Pursuant to the Company’s Automatic Dividend Reinvestment Plan (a “Plan”), unless a Shareholder is ineligible or otherwise elects, all distributions of dividends and capital gains will be automatically reinvested by the Company in additional Shares of the Company.  Election not to participate in the Plan and to receive all dividends and capital gain distributions in cash may be made by notice to the Company or the Administrator.

After the Company declares a dividend or determines to make a capital gain distribution, participants will be issued additional Shares at their then net asset value.  Notice of each such Share transaction will be furnished as soon as practicable but not later than sixty (60) days after the date thereof, together with information relevant for personal and tax records.

In the case of persons, such as banks, brokers or nominees, which hold Shares for others who are the beneficial owners, the Plan will be administered on the basis of the number of Shares certified from time to time by the record holders as representing the total amount registered in the record holder’s name and held for the account of beneficial owners who are participants in the Plan.  Shareholders who intend to hold their shares through a broker or nominee should contact such broker or nominee to determine whether or how they may participate in the Plan.

The automatic reinvestment of dividends and distributions will not relieve participants of any U.S. federal income tax that may be payable on such dividends or distributions.  See “Tax Aspects.”

There is no charge to participants for reinvesting dividends or capital gain distributions through the Plan.  Any fees associated with the handling of the reinvestment of dividends and distributions will be paid by the Company.  The Company reserves the right to amend or terminate the Plan as applied to any dividend or distribution paid subsequent to written notice of the change sent to all affected Shareholders at least 90 days before the record date for the dividend or distribution.

 NET ASSET VALUATION

The Company will calculate its net asset value as of the close of business on the last business day of each calendar month and such other dates as the Board of Directors, upon advice from the Adviser, may determine in its discretion.  In determining its net asset value, the Company generally values its investments as of month-end.

The net asset value of the Company equals the value of its assets, less all of its liabilities, including accrued fees and expenses.  The net asset value per Share equals the net asset value of the Company divided by the number of its outstanding Shares.  The Board of Directors has approved procedures pursuant to which the Company’s investments in Portfolio Hedge Funds are valued at fair value.  In accordance with these procedures, fair value as of each month-end ordinarily is the value determined as of such month-end for each Portfolio Hedge Fund in accordance with the Portfolio Hedge Fund’s valuation policies and reported at the time of the Company’s valuation.  As a general matter, the fair value of the Company’s interest in a Portfolio Hedge Fund represents the amount that the Company could reasonably expect to receive from a Portfolio Hedge Fund if its interest was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Company believes to be reliable.  In the unlikely event that a Portfolio Hedge Fund does not report a month-end value to the Company on a timely basis, the Company would determine the fair value of such Portfolio Hedge Fund based on the most recent value reported by the Portfolio Hedge Fund, as well as any other relevant information available at the time the Company values its portfolio.

Prior to investing in any Portfolio Hedge Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Portfolio Hedge Fund.  Although procedures approved by the Board of Directors provide that the Adviser will review the valuations provided by the Portfolio Hedge Fund Managers of the Portfolio Hedge Funds, neither the Adviser nor the Board of Directors will be able to confirm independently the accuracy of valuations provided by such Portfolio Hedge Fund Managers (which are unaudited).

The Company’s valuation procedures require the Adviser to consider all relevant information available at the time the Company values its portfolio.  The Adviser and/or the Board of Directors will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Hedge Fund Manager of a Portfolio Hedge Fund does not represent the fair value of the Company’s interests in the Portfolio Hedge Fund.  Although redemptions of interests in Portfolio Hedge Funds are subject to advance notice requirements, Portfolio Hedge Funds typically will make available net asset value information to holders representing the price at which, even in the absence of redemption activity, the Portfolio Hedge Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Hedge Fund’s governing documents, it would be necessary to effect a mandatory redemption.  Following procedures adopted by the Board of Directors, in the absence of specific transaction activity in interests in a particular Portfolio Hedge Fund, the Company would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value.  For example, when a Portfolio Hedge Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Portfolio Hedge Fund interests, the Company may determine that it is appropriate to apply such a discount.  Any such decision would be made in good faith, and subject to the review and supervision of the Board of Directors.

The Adviser assesses the accuracy of each Portfolio Hedge Fund’s reported monthly net asset value using various means.  These may include comparing a reported valuation with one or more strategy-specific benchmarks that the Adviser believes correlate with the strategy of the Portfolio Hedge Fund; discussing the performance of the Portfolio Hedge Fund with the Portfolio Hedge Fund Manager’s personnel; or reviewing and analyzing the Portfolio Hedge Fund’s audited financial statements.

The valuations reported by the Portfolio Hedge Fund Managers of the Portfolio Hedge Funds, upon which the Company calculates its month-end net asset value and net asset value per Share, may be subject to later adjustment, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Portfolio Hedge Funds are audited by those funds’ independent registered public accountants and may be revised as a result of such audits.  Other adjustments may occur from time to time.  Such adjustments or revisions, whether increasing or decreasing the net asset value at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds.  As a result, to the extent that such subsequently adjusted valuations from the Portfolio Hedge Fund Managers or revisions to net asset value of a Portfolio Hedge Fund adversely affect the Company’s net asset value, the outstanding Shares of the Company will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value per Share higher than the adjusted amount.  Conversely, any increases in the net asset value per Share resulting from such subsequently adjusted valuations will be entirely for the benefit of the holders of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value per Share lower than the adjusted amount.  Shareholders purchasing Shares may be affected in a similar way, because the same principles apply to the purchase of Shares.

The procedures approved by the Board of Directors provide that, where deemed appropriate by the Adviser and consistent with the 1940 Act, investments in Portfolio Hedge Funds may be valued at cost.  Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration.  For example, cost may not be appropriate when the Company is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such a situation, the Company’s investment will be revalued in a manner that the Adviser, in accordance with procedures approved by the Board of Directors, determines in good faith best reflects approximate fair value.  The Board of Directors will be responsible for ensuring that the valuation policies utilized by the Adviser are fair and consistent with applicable regulatory guidelines.

Expenses, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Company’s net assets if the Board of Directors’ or the Adviser’s judgments regarding appropriate valuations should prove incorrect.  Also, Portfolio Hedge Fund Managers to the Portfolio Hedge Funds may provide determinations of the net asset value of Portfolio Hedge Funds only on a weekly or monthly basis (or less frequently), in which event it will not be possible to determine the net asset value of the Company more frequently.  Because the values assigned to one or more Portfolio Hedge Funds may be subject to later adjustment based on information not reasonably available at the time of the Company’s fair valuation, the Company’s issuance or repurchase of Shares at net asset value based on the fair value of its assets may have the effect of diluting or increasing the economic interest of existing Shareholders, as well as those Shareholders who purchased and/or had their Shares repurchased.

 CONFLICTS OF INTEREST

In the ordinary course of business, the Adviser engages in activities in which the Adviser’s interests or the interests of its clients or affiliates may conflict with the interests of the Company or the Shareholders.  The discussion below sets out such conflicts of interest that may arise; conflicts of interest not described below may also exist.  The Adviser can give no assurance that any conflicts of interest will be resolved in favor of the Company or the Shareholders.  In acquiring Shares, a Shareholder will be deemed to have acknowledged the existence of potential conflicts of interest relating to the Adviser and to the Company’s operating in the face of those conflicts.

The Adviser’s Activities; Related Funds and Other Advisory Clients—The Adviser and its personnel conduct a variety of asset management activities, including sponsoring and providing investment management and advisory services to unregistered investment funds (mostly funds of hedge funds).  The Adviser’s investment management activities may present conflicts if the Company and these other investment funds either compete for the same investment opportunity or pursue investment strategies counter to each other.  The investment activities of the Adviser, its affiliates and any of their respective officers, directors, members or employees may disadvantage the Company in certain situations if, for example, the investment activities limit the Company’s ability to invest in a particular Portfolio Hedge Fund.  Conflicts of interest may also arise in connection with investments in the Company by other funds advised or managed by the Adviser.  Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them.  Moreover, conflicts of interest may also arise if the Portfolio Manager provides portfolio management services to another fund that generates portfolio management and/or incentive fees for the Portfolio Manager.

Additionally, the Adviser or an affiliate may determine that an investment in a Portfolio Hedge Fund is appropriate for a particular client or for itself or its officers, directors, members or employees, but that the investment is not appropriate for the Company.  Situations also may arise in which the Adviser or an affiliate, or their clients, has made investments that would have been suitable for investment by the Company but, for various reasons, were not pursued by, or available to, the Company.  Neither the Adviser nor its affiliates will have any obligation to purchase or sell, or recommend for purchase or sale, for the account of the Company any investment or other property that the Adviser or its affiliates may purchase or sell, or recommend for purchase or sale, for its own account or the account of any other client.

Voting Rights in Private Funds—From time to time, sponsors of Portfolio Hedge Funds may seek the approval or consent of the investors in the Portfolio Hedge Funds in connection with certain matters.  In such a case, the Adviser will have the right to vote in its discretion the interest in the Portfolio Hedge Fund held by the Company, on behalf of the Company.  The Adviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent.  Business relationships may exist between the Adviser and its affiliates, on the one hand, and the Portfolio Hedge Fund Managers and affiliates of the Portfolio Hedge Funds, on the other hand, other than as a result of the Company’s investment in the Portfolio Hedge Funds.  As a result of these existing business relationships, the Adviser may face a conflict of interest acting on behalf of the Company and its Shareholders.

The Company may, for regulatory reasons such as to avoid potential affiliation issues, limit the amount of voting securities it holds in any particular Portfolio Hedge Fund, and may as a result hold all or a substantial portion of its interests in non-voting form.  This may entail the Company subscribing for a class of securities that is not entitled to vote or contractually waiving voting rights.

Client Relationships—The Adviser has existing and potential relationships with a significant number of sponsors and managers of Portfolio Hedge Funds, corporations and institutions.  In providing services to its clients and the Company, the Advisor may face conflicts of interest with respect to activities recommended to or performed for the clients, and the Company, the Shareholders and/or the Portfolio Hedge Funds.  In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Company.  Similar issues may be presented in respect of activities and relationships of the Adviser’s affiliates.

Diverse Membership; Relationships with Shareholders—The Shareholders are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Company.  The conflicting interests of individual Shareholders may relate to or arise from, among other things, the nature of investments made by the Company, the structuring of the acquisition of investments of the Company, and the timing of disposition of investments.  This structuring of the Company’s investments and other factors may result in different returns being realized by different Shareholders.  Conflicts of interest may arise in connection with decisions made by the Adviser, including decisions with respect to the nature or structuring of investments that may be more beneficial for one Shareholder than for another, especially with respect to Shareholders’ individual tax situations.  In selecting Portfolio Hedge Funds for the Company, the Adviser will consider the investment and tax objectives of the Company as a whole, not the investment, tax or other objectives of any Shareholder individually.

Management of the Company—Personnel of the Adviser and its affiliates will devote such time as the Adviser and its affiliates, in their discretion, deem necessary to carry out the operations of the Company.  Officers and employees of the Adviser and its affiliates will also work on other projects (including other clients served by the Adviser and its affiliates), and conflicts of interest may arise in allocating management time, services or functions among the affiliates.  In particular, and without limitation, Mr. Paul Isaac and Mr. A. Michael Waldron devote a substantial portion of their time to other businesses.  See “The Adviser – Management Committee” and “The Adviser – Investments Committee”.

Indemnities—Pursuant to the various agreements with the Company, the Adviser and certain of the affiliates of each of these are entitled to indemnities from the Company for certain liabilities, costs and expenses they incur.

Determination of Fair Value—In determining the fair value of its assets not traded on regulated exchanges, subject to procedures adopted by the Board of Directors, the Company will typically rely on values provided by the Portfolio Hedge Fund Managers.  The Portfolio Hedge Fund Managers generally will face a conflict of interest in valuing such securities because these values will affect their compensation.

 DISCLOSURE OF PORTFOLIO HOLDINGS

The Company’s portfolio holdings are made public, as required by law, in the Company’s annual and semi-annual reports.  These reports are filed with the SEC and mailed to Shareholders approximately 60 days after the last day of the relevant period.  (In addition, these reports are available upon request.)  Also as required by law, the Company’s portfolio holdings are reported to the SEC approximately 60 days after the last day of the Company’s first or third fiscal quarterly period.  Selected holdings, as well as certain statistical information relating to portfolio holdings, such as asset-class breakdowns or performance, is made available to Shareholders in their quarterly letter from the Company, which generally is sent 30 days following the end of the relevant quarter.  As should be clear, because the Company considers current portfolio holding information proprietary, such information is typically withheld for some time before being made public.

When authorized by appropriate executive officers of the Company, portfolio holdings information may be given more frequently than as just described to third-party service providers and certain affiliated persons of the Company.  As of the date of this registration statement, in addition to the Adviser and its personnel, these persons are limited to the Administrator and the Custodian (full portfolio daily, no lag), internal and external accounting personnel (full portfolio daily, no lag), and the Company’s independent registered public accounting firm.  Finally, on occasion the Company may disclose one or more individual holdings to pricing or valuation services or securities dealers for assistance in considering the valuation of the relevant holdings.  In such cases, the information provided is subject to limitations on use intended to prohibit the recipient from trading on or inappropriately further disseminating it.  As part of the internal policies and procedures, conflicts between the interests of the Shareholders and those parties receiving portfolio information will be considered.  In addition to the Company’s policies and procedures in this area, a number of fund service providers maintain their own written procedures limiting use and further transmission of portfolio holdings information disclosed to them.  Neither the Company nor the Adviser (nor its affiliates) receives any compensation in connection with the disclosure of information to these parties, and all such arrangements are pursuant to general guidelines approved by the Board of Directors, which has determined that they are appropriate and in the best interest of Shareholders.  These policies and procedures will be reviewed by the Directors on an annual basis, for adequacy and effectiveness, in connection with the Company’s compliance program under Rule 38a-1 under the 1940 Act; and related issues will be brought to the attention of the Directors on an as appropriate basis.

Additionally, the Adviser (or its personnel) from time to time may comment to the press, Shareholders, prospective investors or investor fiduciaries or agents (orally or in writing) on one or more of the Company’s portfolio securities or may state that the Company recently acquired or disposed of interests in a particular issuer.  This commentary also may include such statistical information as industry, country or asset-class exposure, credit quality information, specialized financial characteristics (alpha, beta, maturity, sharpe ratio, standard deviation, default rate, etc.), price comparisons to various measures, portfolio turnover and the like.  No comments may be made, however, if likely to permit, in the sole judgment of the Adviser, inappropriate trading of Shares or of portfolio securities of the Company.

 SUBSCRIPTIONS FOR SHARES

Subscription Terms

The Company intends to accept initial and additional subscriptions for Shares as of the first business day of each calendar month, except that the Company may offer Shares more frequently as determined by the Board of Directors.  Any amounts received in advance of the initial or subsequent closings will be placed in an escrow account with the Custodian prior to their investment in the Company.  The investor must also submit a completed subscription agreement and any other required documentation before the applicable subscription date, which must be received by the Company at least two business days prior to the proposed subscription date (or, if any such date is not a business day, the immediately preceding business day).  The Company reserves the right to reject any subscription for Shares, and the Company may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.  Subscriptions are subject to the receipt of cleared funds from such account, prior to the applicable subscription date and in the full amount of the subscription.  Cleared funds must be available in such account no later than one business days prior to the particular subscription date.  Although the Administrator may accept, in the Company’s sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Shareholder until cleared funds have been received.

Shares are offered at their net asset value per Share, and each Share issued for represents a capital investment in the Company in that amount.  The minimum initial investment from each investor is $25,000 (subject to waiver), and the minimum additional investment is $10,000.  The minimum initial and additional investments may be reduced by the Company with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Company, the Adviser or their affiliates).  The Board of Directors may, in its discretion, cause the Company to repurchase a Shareholder’s entire interest in the Company (i.e., all Shares held by the Shareholder) if the Shareholder’s investment balance, as a result of repurchase or transfer requests by the Shareholder, is less than $25,000.

Each new Shareholder must agree to be bound by all of the terms of the LLC Agreement.  Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing Shares for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

Initial and any additional purchases of Shares will be payable in one installment.  Although the Company may accept contributions of securities in the sole discretion of the Board of Directors, the Company has no intention at present of doing so.  If the Company chooses to accept a contribution of securities, the securities would be valued in the same manner as the Company values its other assets.

Eligible Investors

Each prospective investor will be required to certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act.  Investors who are “accredited investors” as defined in Regulation D (generally, individuals having a net worth of at least $1 million or entities having total assets of at least $5 million and income exceeding $200,000 in each of the two most recently completed calendar years, or entities all of whose beneficial owners are themselves accredited investors) and “qualified client” as defined in Rule 205-3 under the Advisers Act (generally, individuals and entities having at least $1 million under the management of the investment adviser or individuals and entities having a net worth of at least $2 million or individuals and entities that are “qualified purchasers” for purposes of Section 3(c)(7) of the 1940 Act). Investors who meet these qualification requirements are referred to in this Prospectus as “Eligible Investors.”  In addition, to assist the Company in meeting its “know your customer” obligations, an Eligible Investor generally must have had a prior business relationship with the Adviser.  Existing Shareholders subscribing for additional Shares must be Eligible Investors at the time of each additional subscription.  Qualifications that must be met in becoming a Shareholder are summarized in the subscription agreement that must be completed by each prospective investor.

 REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the Company to redeem the Shares.  No public market for Shares exists, and none is likely to develop in the future.  Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Company, as described below.

Repurchases of Shares

The Company may from time to time repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion.  Each such repurchase offer may be limited and will generally apply only to a portion of the net assets of the Company.  In determining whether the Company should offer to repurchase Shares from Shareholders, the Board of Directors will consider the recommendation of the Adviser.  The Adviser expects that it will recommend to the Board of Directors that the Company offer to repurchase Shares from Shareholders quarterly on the last business day of March, June, September and December.  In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others:

•	whether any Shareholders have requested to tender Shares to the Company;

•	the liquidity of the Company’s assets (including fees and costs associated with withdrawing from Portfolio Hedge Funds);

•	the investment plans and working capital and reserve requirements of the Company;

•	the relative scale of the tenders with respect to the size of the Company;

•	the history of the Company in repurchasing Shares;

•	the availability of information as to the value of the Company’s interests in underlying Portfolio Hedge Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax or regulatory consequences to the Company of any proposed repurchases of Shares; and

•	the recommendations of the Adviser.

The Board of Directors presently expects that it will offer to repurchase at least 20% of the outstanding Shares at each quarterly tender offer.

The Company will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board of Directors determines, in its sole discretion, to be fair to the Company and to all Shareholders.  The value of a Shareholder’s Shares that are being repurchased will be the value of the Shares as of the date of their repurchase (i.e., as of the relevant Valuation Date described below).  When the Board of Directors determines that the Company will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Shareholders deciding whether to tender Shares during the period that a repurchase offer is open may obtain the net asset value of their Shares by contacting the Administrator during the period at the contact number provided in the Shareholder’s repurchase materials.  Notwithstanding the foregoing, the Company typically will not repurchase any Shares, or any portion of them, that have been held by the tendering Shareholder for less than one year as of the date of repurchase.

Repurchases of Shares from Shareholders by the Company may be paid, in the discretion of the Company, in cash, or by the distribution of securities in kind, or partly in cash and partly in kind.  The Company, however, expects not to distribute securities in kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Company or on Shareholders not tendering Shares for repurchase.  Repurchases will be effective after receipt and acceptance by the Company of all eligible written tenders of Shares from Shareholders.  Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Shareholders on a proportional basis.  The Company does not impose any charges in connection with repurchases of Shares.

In light of liquidity constraints associated with investments in Portfolio Hedge Funds and that the Company may have to effect withdrawals from those Funds to pay for Shares being repurchased, the Company expects to employ the following repurchase procedures:

•
A Shareholder choosing to tender Shares for repurchase must do so by the Notice Date, which generally will be the 25th calendar day of the second month prior to that containing the date as of which Shares are to be repurchased.  Shares or portions of them will be valued as of the Valuation Date, which is generally expected to be the last business day of March, June, September or December.  This means, for example, that the Notice Date for a repurchase offer having a December 31 Valuation Date would be October 25.  Tenders are not revocable following the Notice Date.

•	The Company typically will not repurchase any Shares, or any portion of them, that have been held by the tendering Shareholder for less than one year as of the date of repurchase.

•
Promptly after accepting any tender, the Company will give to each Shareholder a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the Shareholder’s Shares accepted for repurchased.

•
The Promissory Note will be non-interest bearing and non-transferable.  Payment in respect of the Promissory Note will be made as of the later of (1) a period of within 30 days after the Valuation Date, or (2) if the Company has requested withdrawals of its capital from any Portfolio Hedge Funds in order to fund the repurchase of Shares, within ten business days after the Company has received at least 90% of the aggregate amount withdrawn from the Portfolio Hedge Funds.

•
Although the amounts required to be paid by the Company under the Promissory Note will generally be paid in cash, the Company may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

If modification of the Company’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

Payment for repurchased Shares may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company’s investment-related expenses as a result of higher portfolio turnover rates.  Liquidation of portfolio holdings to fund repurchases of Shares also may result in the Company incurring redemption, withdrawal or similar fees charged by one or more Portfolio Hedge Funds.  The Adviser intends to take measures, subject to such policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

A Shareholder tendering for repurchase only a portion of its Shares will be required to maintain an investment balance of at least $25,000 after giving effect to the repurchase.  If a Shareholder tenders an amount that would cause its investment balance to fall below the required minimum, the Company reserves the right to reduce the amount to be repurchased from the Shareholder so that the required minimum balance is maintained or to repurchase the Shareholder’s entire interest in the Company.

The Company may repurchase Shares, or any portion of them, of a Shareholder or any person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other person, if the Board of Directors in its sole discretion determines that:

•
Shares have been transferred in violation of the LLC Agreement or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder;

•
ownership of the Shares by a Shareholder or other person is likely to cause the Company to be in violation of, or subject the Company to additional registration or regulation under the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Adviser or any of their affiliates, or may subject the Company or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•
a Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, “Special Laws or Regulations”), and such Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

•	it would be in the best interests of the Company for the Company to repurchase the Shares or a portion of them.

In the event that the Adviser or any of its affiliates holds Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Company.

Transfers of Shares

Except as otherwise described below, no person may become a substituted Shareholder without the written consent of the Company, which consent may be withheld for any reason or no reason in its sole discretion.  Shares held by a Shareholder may be transferred only:

•	by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or

•
under certain limited circumstances, with the written consent of the Company, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

Notice to the Company of any proposed transfer of Shares must include evidence satisfactory to the Company that the proposed transferee meets any requirements imposed by the Company with respect to investor eligibility and suitability, including the requirement that any investor (or investor’s beneficial owners in certain circumstances) are Eligible Investors.  Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee.  The Company generally will not consent to a transfer of Shares by a Shareholder unless the transfer is to a single transferee or, after the transfer of the Shares, the Share balance of each of the transferee and transferor is not less than $25,000.  A person who is a transferee of Shares by operation of law and becomes a Shareholder upon admission to the Company is subject to any remaining portion of the one-year holding period that would be applicable to the transferring Shareholder. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and independent registered public accountants’ fees, incurred by the Company or the Administrator in connection with the transfer.  In connection with any request to transfer Shares, the Company may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Company as to such matters as the Company may reasonably request.

Any transferee acquiring Shares by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Shareholder or otherwise will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the LLC Agreement and to tender the Shares for repurchase by the Company, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the LLC Agreement.  If a Shareholder transfers Shares with the approval of the Company, the Company will promptly take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Company as a Shareholder.

In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Company, the Board of Directors, the Adviser, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

 TAX ASPECTS

The following is a summary of certain aspects of the U.S. federal income taxation of the Company and its Shareholders that should be considered by a prospective investor.  The Company has not sought a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state or local agency with respect to any tax matters affecting the Company, nor, except as noted below, has it obtained an opinion of counsel with respect to such matters.  References in this summary to the tax consequences of the Company’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Company and those indirectly attributable to the Company as a result of investing in the Portfolio Hedge Funds.

The summary of the U.S. federal income tax treatment of the Company set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed, temporary and final) (the “Regulations”) and administrative rulings in existence as of the date of this Prospectus, all of which are subject to change, possibly with retroactive effect.  The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Company.  Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as foreign persons, insurance companies, financial institutions, dealers, partnerships or other pass-through entities for U.S. federal income tax purposes and certain former citizens or residents of the United States.  Each prospective Shareholder should consult with his, her or its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Company.

Entities generally exempt from U.S. federal income tax should, in addition to reviewing the discussion below, focus on those sections of this Prospectus regarding liquidity and other financial matters to determine whether the investment objective of the Company is consistent with their overall investment plans.  Each prospective tax-exempt investor is urged to consult its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of Shares.

Qualification as a Regulated Investment Company.  The Company has elected to, and intends to meet the continuing requirements necessary to, qualify for the special tax treatment afforded to regulated investment companies (“RICs”) under the Code.  As long as the Company so qualifies and meets certain annual distribution requirements discussed below, the Company (but not its Shareholders) will not be subject to federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Shareholders.  The Company intends to distribute substantially all of such income and gains.

To qualify for the favorable tax treatment of a RIC, the Company generally must distribute at least 90% of its investment company taxable income (as defined in the Code, but without regard to the dividends-paid deduction) for the taxable year.  The Company must also satisfy certain other requirements of the Code, some of which are described below.  Distributions by the Company made during the taxable year or, under specified circumstances, within a period up to twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

Generally, to qualify as a RIC, the Company must derive at least 90% of its gross income each taxable year from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, net income derived from an interest in a “qualified publicly traded partnership” (“PTP”) and certain other income.

In addition to satisfying the requirements described above required for qualification as a RIC, the Company must satisfy an asset diversification test.  The asset diversification test is generally applied at the level of the Portfolio Hedge Funds.  Under that test, at the close of each quarter of the Company’s taxable year, at least 50% of the value of the Company’s assets must generally consist of cash and cash items, U.S.  Government securities, securities of other regulated investment companies, and securities of other issuers.  As to each of those other issuers, the Company must not have invested more than 5% of the value of the Company’s total assets in securities of each such issuer and the Company must not hold more than 10% of the outstanding voting securities of each such issuer.  In addition, no more than 25% of the value of the Company’s total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies) or in two or more issuers which the Company controls and which are engaged in the same or similar trades or businesses or related trades or businesses or securities of one or more qualified PTPs.  For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. Government are treated as U.S. Government securities.

The ongoing requirements for qualification as a RIC require that the Company obtains information from the Portfolio Hedge Funds in which the Company is invested.  The Adviser has established internal policies and procedures for monitoring the compliance process, including having engaged its auditors to review the asset diversification test results for the Company. As discussed in “Offering Summary – Risk Factors – There are Special Tax Risks,” should the Company fail the asset diversification test for a given quarter, there are ways such failure can be cured. However, there can be no assurance that, if the Company fails to satisfy the Subchapter M asset diversification test, it will be able to avail itself of these remedies.

Failure to Qualify as a Regulated Investment Company.  If, in any taxable year, the Company fails to qualify as a RIC under the Code, the Company would be taxed in the same manner as an ordinary corporation and all distributions out of current or accumulated earnings and profits to its Shareholders would generally be taxable to them.

Excise Tax.  The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its capital gain net income, determined, in general on an October 31 year end, plus certain undistributed amounts from the previous years.  While the Company intends to distribute its income and capital gain net income in the manner necessary to avoid imposition of the 4% excise tax, it is possible that some excise tax will be incurred and, although not currently anticipated, there are circumstances in which the Company may elect not to make the distributions necessary to avoid this tax.  In such event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Distributions

Dividends paid by the Company from its ordinary income or from its excess of net short-term capital gains over net long-term capital losses (together referred to as “ordinary income dividends”) are taxable to Shareholders as ordinary income.  Distributions made from the Company’s excess of net long-term capital gains over net short-term capital losses (“capital gain dividends”) are taxable to Shareholders as long-term capital gains, regardless of the length of time the Shareholder has owned Shares.  Any loss upon the sale or exchange of Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the Shareholder.  Distributions in excess of the Company’s current or accumulated earnings and profits will first reduce the adjusted tax basis of a Shareholder’s Shares and, after such adjusted tax basis is reduced to zero, will constitute capital gain to such Shareholder (assuming the Shares are held as a capital asset).  The Company will provide its Shareholders with a written notice designating the amount of dividends paid during the year that qualify as capital gain dividends, as qualified dividend income (discussed below), and as ordinary income dividends.

Dividends are taxable to Shareholders even if they are reinvested in additional Shares of the Company.  A portion of the Company’s ordinary income dividends attributable to dividends received from domestic corporations, and designated as such, may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met.  In addition, for taxable years beginning before January 1, 2013, distributions of investment company taxable income that are designated by the Company as derived from “qualified dividend income” are taxed to individuals at the rates applicable to long-term capital gain.  Qualified dividend income generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria.  Certain holding period and other requirements must be met by both the Shareholder and the Company for distributions to be eligible for the corporate dividends received deduction or the preferential individual tax rates that apply to qualified dividend income, as the case may be.

If the Company pays a dividend in January that was declared in the previous October, November or December to Shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Company and received by its Shareholders on December 31 of the year in which the dividend was declared.

The Company may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained.  In such case, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each Shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Company on the gain and (iii) increase the tax basis for its Shares by an amount equal to the deemed distribution less the tax credit.

If an investor buys Shares just before the record date of a dividend declared by the Company, the investor will receive that dividend.  While the receipt of dividends shortly after a purchase of Shares by an investor may seem like a windfall to an investor, such dividends generally will have the effect of reducing the per share net asset value of the investor’s Shares by the per share amount of the dividends, subject to other market fluctuations.  Such dividends, although in effect a return of capital, are subject to ordinary income or capital gain taxes.  Accordingly, the timing of the purchase of the Shares may result in a return of a portion of the investment as taxable income.  Therefore, prior to purchasing Shares, an investor should carefully consider the impact of ordinary income or capital gains dividends that are expected to be or have been announced.

Non-U.S. Shareholders.  Ordinary income dividends paid to Shareholders who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under applicable treaty law.  However, for taxable years beginning before January 1, 2012, certain “interest-related dividends” and “short-term capital gain dividends” paid by the Company to a foreign Shareholder and designated by the Company as such are eligible for an exemption from the 30% U.S. withholding tax.  Under current law, this exemption is not available for tax years beginning on or after January 1, 2012.  Interest-related dividends generally are dividends derived from certain interest income earned by the Company that would not be subject to such tax if earned by a foreign Shareholder directly.  Short-term capital gain dividends generally are dividends derived from the excess of the Company’s net short-term capital gains over net long-term capital losses.  Both “interest-related dividends” and “short-term capital gain dividends” must be designated as such by a written notice mailed to Shareholders.  In the event these provisions are re-enacted, the Company may in the future designate dividends as “interest-related dividends” or “short-term capital gain dividends” and such dividends paid to non-U.S. Shareholders may therefore be eligible for this exemption.

A non-U.S. Shareholder would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Company that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares of the Company.  Non-U.S. Shareholders are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.

Also, any distribution paid by the Company to a non-U.S. Shareholder for taxable years beginning before January 1, 2012 will, to the extent attributable to gain from the sale or exchange of a U.S. real property interest, be treated as gain recognized from the sale or exchange of a U.S. real property interest and taxed as such to a nonresident Shareholder.  For taxable years beginning on or after January 1, 2012, any distribution paid by the Company to a non-U.S. Shareholder, attributable in part to gain from the sale or exchange of a U.S. real property interest, will only be treated as gain recognized from the sale or exchange of a U.S. real property interest and taxed as such to a nonresident Shareholder to the extent attributable directly or indirectly to a distribution to the entity from a real estate investment trust.

Backup Withholding.  Under certain provisions of the Code, some Shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”).  Generally, Shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Company or who, to the Company’s knowledge, have furnished an incorrect number.  When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Sale or Exchange of Shares

Upon the sale or other disposition of Shares that a Shareholder holds as a capital asset, the Shareholder may realize a capital gain or loss in an amount equal to the difference between the amount realized and the Shareholder’s adjusted tax basis in the Shares sold.  Such gain or loss will be long-term or short-term, depending upon the Shareholder’s holding period for the Shares.  Generally, a Shareholder’s gain or loss will be a long-term gain or loss if the Shares have been held for more than one year.  A loss realized on a sale or exchange of Shares will be disallowed if such Shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the Shares are disposed of.  In such case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss.

Under certain circumstances, proceeds of a redemption received by a Shareholder will be treated as a dividend paid to that Shareholder, rather than as amounts received in exchange for the redeemed stock. Under recently enacted legislation, amounts received by a redeeming Shareholder upon the redemption of shares of certain companies qualifying as regulated investment companies under Subchapter M will automatically be treated as amounts received in exchange for the redeemed shares. The Company will not qualify for this new provision, however, because shares in the Company are not redeemable on the demand of Shareholders.

Foreign Taxes

Dividends and interest received by the Company may give rise to withholding and other taxes imposed by foreign countries.  Tax conventions between certain foreign countries and the U.S. may reduce or eliminate such taxes.  The Company will not be eligible to “pass through” to its Shareholders the amount of foreign taxes paid by the Company for foreign tax credit purposes.

Tax Treatment of Investments

References to investments and transactions discussed below include investments and transactions of both the Company and the various Portfolio Hedge Funds in which it invests.

Hedging and Derivative Transactions.  The transactions of the Company are subject to special  tax rules of the Code that may, among other things, (a) affect the character of gains and losses realized (with long-term capital gains generally subject to tax at lower rates than ordinary income), (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs).  Operation of these rules could, therefore, affect the character, amount and timing of distributions to Shareholders.  Special tax rules also will require the Company to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash.  If the Company were to directly engage in transactions affected by these provisions, the Company intends to monitor its transactions, make appropriate tax elections and make appropriate entries in its books and records to mitigate, to the extent reasonably feasible, the effect of these tax rules and avoid any possible disqualification for the special treatment afforded RICs under the Code.

Other Investments.  The Company may invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest.  Even though the Company may receive no actual current interest payments on these securities, it will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held.  Since the original issue discount income earned by the Company in a taxable year may not be represented by cash income, it may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements.  In addition, the Company’s investment in foreign currencies or foreign currency denominated or referenced debt securities, certain asset-backed securities and contingent payment and inflation-indexed debt instruments also may increase or accelerate the Company’s recognition of income, including the recognition of taxable income in excess of cash generated by such investments.

Section 1256 Contracts.  The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts.  In general, subject to certain exceptions, a Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain listed non-equity options.  Section 1256 Contracts held by the Company at the end of a taxable year of the Company will be treated for U.S. federal income tax purposes as if they were sold by the Company at their fair market value on the last business day of the taxable year.  The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Company’s obligations under such contract), must be taken into account by the Company in computing its taxable income for the year.  Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses.

Currency Transactions.  To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Company frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar.  Gains or losses with respect to the Company’s investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code.  Gains and losses of the Company on the acquisition and disposition of non-U.S. currency will be treated as ordinary income or loss.  In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will treated as ordinary income or loss.  Gains or losses attributable to fluctuations in exchange rates that occur between the time the Company accrues interest or other receivable or accrues expenses or other liabilities denominated in a non-U.S.  currency and the time the Company collects the receivables or pays the liabilities may be treated as ordinary income or loss.

The Company may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies.  Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Section 1256 Contracts” above) will not be subject to ordinary income or loss treatment under Section 988.  However, if the Company acquires foreign currency futures contracts or option contracts that are not Section 1256 Contracts, or any foreign currency forward contracts, any gain or loss realized by the Company with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Company and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Unrelated Business Taxable Income

Generally, an exempt organization (including an individual retirement account) is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains.  This general exemption from tax does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization.  Generally, income and gain derived by an exempt organization from the ownership and sale of debt-financed property is UBTI and, thus, taxable in the proportion to which such property is financed by “acquisition indebtedness” during the relevant period of time.  However, a tax-exempt U.S. person investing in the Company will not realize UBTI with respect to an investment in Shares if the person does not borrow to make the investment.  Tax-exempt U.S. persons are urged to consult their own tax advisors concerning the U.S. federal tax consequences of an investment in the Company.

Passive Foreign Investment Companies

If the Company purchases shares of an investment company (or similar investment entity) organized under foreign law, the Company will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.  The Company may be subject to U.S. federal income tax and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Company as a dividend to its Shareholders.  The Company may be eligible to make an election to be treated as a qualified electing fund (a “QEF election”) with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions.  However, a QEF election may cause the Company to recognize income in a particular year in excess of the distributions received from such PFICs.  The Company may not be able to make this election with respect to many PFICs because of certain requirements that the PFICs would have to satisfy.  Alternatively, the Company could elect to “mark-to-market” at the end of each taxable year all shares that it holds in PFICs because it expects to publish its net asset value at least annually.  If it made this election, the Company would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains.  By making the mark-to-market election, the Company could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year the Company might be required to recognize income (which generally must be distributed to Shareholders) in excess of the distributions it received from PFICs.

The Company expects to purchase shares of PFICs and currently intends generally to make the mark-to-market election with respect to these shares, although other treatment of PFIC shares is possible.

Tax Shelter Disclosure Regulations

Under Treasury regulations, if a Shareholder recognizes a loss with respect to Shares in any single tax year of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder will likely have to file with the Internal Revenue Service a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Certain State and Local Taxation Matters

Ordinary income and capital gain dividends may also be subject to state and local taxes.  Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S.  Government obligations, although state law varies on this point.

THE FOREGOING IS A BRIEF SUMMARY OF CERTAIN MATERIAL INCOME TAX MATTERS THAT ARE PERTINENT TO PROSPECTIVE INVESTORS.  THE SUMMARY IS NOT, AND IS NOT INTENDED TO BE, A COMPLETE ANALYSIS OF ALL PROVISIONS OF THE U.S. FEDERAL INCOME TAX LAW WHICH MAY HAVE AN EFFECT ON SUCH INVESTMENTS.  THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING.  ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN RESPECTIVE TAX ADVISORS WITH RESPECT TO THEIR OWN RESPECTIVE TAX SITUATIONS AND THE EFFECTS OF THIS INVESTMENT THEREON.

 ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA or Section 4975 of the Code (each a “Plan”) and on those persons who are “fiduciaries” with respect to Plans.  Before purchasing any Shares, a fiduciary of a prospective investor that is an employee benefit plan subject to the fiduciary responsibility and prohibited transaction rules in Title I of ERISA should determine whether an investment in the Shares is consistent with the fiduciary requirements of Section 404 of ERISA and whether the investment would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In determining whether to make an investment in the Shares, the fiduciary of a Plan should also consider whether the underlying assets of the Company will be considered “plan assets” within the meaning of ERISA and the United States Department of Labor (“DOL”) Regulation 29 C.F.R. § 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”).

Under the Plan Asset Regulation, because the Company will register as an investment company under the 1940 Act, the underlying assets of the Company would not be considered to be “plan assets” of any Plan investing in the Company for purposes of ERISA’s fiduciary responsibility provisions and the prohibited transaction rules of ERISA and Section 4975 of the Code.

Certain prospective Plan investors may currently maintain relationships with the Adviser, the Portfolio Hedge Fund Managers, the Custodian or the Administrator or with other entities that are affiliated with such a person.  Each of the Adviser, the Portfolio Hedge Fund Managers, the Custodian and the Administrator and their affiliates may be deemed to be a “party in interest” or “disqualified person” to a Plan.  Plan investors should consult with counsel to determine if participation in the Company is a transaction that is prohibited by ERISA or Section 4975 of the Code.  A fiduciary of a Plan investing in the Company will be required to represent that the decision to invest in the Company was made by it as a fiduciary that is independent of the Adviser, the Portfolio Hedge Fund Managers, the Custodian and the Administrator and their affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Adviser, a Portfolio Hedge Fund Manager, the Custodian or the Administrator or their affiliates, as a primary basis for the decision to invest the Company; and that its investment in the Company will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA and Section 4975 of the Code contained in this Prospectus is, of necessity, general and may be affected by future changes in laws including publication of DOL regulations and rulings.  Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code but may be subject to restrictions under state or local law.

The above discussion is a summary of some of the material ERISA considerations applicable to prospective investors that are Plans.  It is not intended to be a complete discussion nor to be construed as legal advice or a legal opinion.  Prospective investors should consult their own counsel on these matters.

 ADDITIONAL INFORMATION REGARDING THE LIMITED LIABILITY COMPANY AGREEMENT

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required by the 1940 Act.  Certain amendments to the LLC Agreement involving Share balances (generally those reducing a Shareholder’s claim on the assets of a Series) may not be made without the written consent of any Shareholder adversely affected by the amendments or unless each Shareholder has received written notice of the amendment and any Shareholder objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board of Directors) to tender all of his, her or its Shares for repurchase by the Company.  In addition, amendments that would modify the provisions of the LLC Agreement regarding amendment procedures (if material) or the Company’s indemnification obligations may be made only with the unanimous consent of the Shareholders and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

Power of Attorney

In subscribing for Shares, an investor will appoint the Administrator as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company.  This power of attorney, which will be contained in an investors’ subscription agreement, is a special power of attorney and is coupled with an interest in favor of the Administrator and as such will be irrevocable and will continue in full force and effect, notwithstanding the subsequent death or incapacity of any Shareholder granting the power of attorney.  In addition, the power of attorney will survive the delivery of a transfer by a Shareholder of all or part of the Shareholder’s Shares, except that when the transferee of such Shares has been approved by the Administrator for admission to the Company as a substitute Shareholder, or upon the withdrawal of a Shareholder from the Company pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

 REPORTS TO SHAREHOLDERS

The Company will furnish to Shareholders as soon as practicable after the end of each of its taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.  The Company will send to Shareholders an unaudited semiannual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act.  Shareholders are also sent reports regarding the Company’s operations at least quarterly.

 TERM, DISSOLUTION AND LIQUIDATION

The Company will be dissolved upon, among other things, the affirmative vote to dissolve the Company by:  (1) a majority of the Board of Directors (including a majority of the Independent Directors); or (2) Shareholders holding at least two-thirds (⅔) of the total number of votes eligible to be cast by all Shareholders of the Company.  The Company will also be dissolved as required by operation of law.

Upon the occurrence of any event of dissolution, a liquidator elected by the Shareholders holding a majority of the total number of votes eligible to be cast by all Shareholders and whose fees will be paid by the Company), is charged with winding up the affairs of the Company and liquidating its assets.

Upon the liquidation of the Company, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Shareholders) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Shareholders and (3) finally to the Shareholders proportionately in accordance with their Share balances.  Assets may be distributed in kind on a proportionate basis if the Board of Directors or liquidator determines that the distribution of assets in kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

 FISCAL YEAR

For accounting purposes, the Company’s fiscal year is the 12-month period ending on March 31.  For tax purposes, the Company has also adopted the 12-month period ending March 31 of each year as its taxable year, unless otherwise required by applicable law.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL

EisnerAmper LLP (“Eisner”) serves as the independent public accountants of the Company.  Eisner is responsible for the auditing of the annual financial statements of the Company.  Eisner’s principal business address is located at 750 Third Avenue, New York, New York.  Eisner replaced KPMG LLP, which resigned as the independent public accountants of the Company on December 3, 2008.  Shearman & Sterling LLP, New York, New York, serves as legal counsel to the Company, the Adviser and their affiliates with respect to the Company.

 INQUIRIES AND FINANCIAL INFORMATION

Inquiries concerning the Company and the Shares (including information concerning subscription and withdrawal procedures) should be directed to the Administrator.

PART C
OTHER INFORMATION

ITEM 25.  FINANCIAL STATEMENTS AND EXHIBITS

(1)  Audited Financial Statements for the fiscal year ended March 31, 2012 (including Statement of Assets & Liabilities, Statement of Operations, Statement of Changes in Net Assets, Statement of Cash Flows, Financial Highlights, Notes to Same) **

(2)  Exhibits:

(2)(a)(1)  Certificate of Formation of Limited Liability Company dated October 21, 2004 and Certificate of Amendment to the Certificate of Formation of the Company dated April 12, 2007.*

(2)(a)(2)  Limited Liability Company Agreement.*

(2)(b)  Not Applicable.

(2)(c)  Not Applicable.

(2)(d)  See Item 24(2)(a)(2).

(2)(e)  Not Applicable.

(2)(f)  Not Applicable.

(2)(g)  Investment Advisory Agreement.  Filed herewith.

(2)(h)  Not Applicable.

(2)(i)  Not Applicable.

(2)(j)  Form of Custodian Agreement. ***

(2)(k)(1)  Form of Fund Administration Servicing Agreement*, as amended by First Amendment to the Fund Administration Servicing Agreement.***

(2)(k)(2)  Form of Accounting Servicing Agreement*, as amended by First Amendment to the Accounting Services Agreement.***

(2)(k)(3)  Form of Transfer Agent Servicing Agreement*, as amended by First Amendment to the Transfer Agent Servicing Agreement.***

(2)(l)  Not Applicable.

(2)(m)  Not Applicable.

(2)(n)  Not Applicable.

(2)(o)  Not Applicable.

(2)(p)  Not Applicable.

(2)(q)  Not Applicable.

(2)(r)(1)  Code of Ethics.****

____________________
* Filed with the Registrant’s registration statement under the Investment Company Act of 1940 on Form N-2 on July 19, 2007 (File no. 811-21943) and incorporated herein by reference.
** Filed with the Registrant’s shareholder report under the Investment Company Act of 1940 on Form N-CSR on June 8, 2012 (File no. 811-21943) and incorporated by reference.
*** Filed with the Registrant’s registration statement under the Investment Company Act of 1940 on Form N-2 on July 31, 2009 (File no. 811-21943) and incorporated herein by reference.
**** Filed with the Registrant’s registration statement under the Investment Company Act of 1940 on Form N-2 on July 29, 2011 (File no. 811-21943) and incorporated herein by reference.

ITEM 26.  MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates and relate to the initial 2007 registration of the Company:

Blue Sky Fees and Expenses (including fees of counsel)	$10,000
Accounting fees and expenses	$30,000
Legal fees and expenses	$130,000
Printing and engraving	$10,000
Offering Expenses	$15,000
Miscellaneous	$10,000
Total	$205,000

ITEM 28.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the offering of Shares, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Cantor Fitzgerald Investment Advisors, L.P. (the “Adviser”), the investment adviser to the Registrant.  The Adviser is a Delaware limited partnership.  Additional information regarding the Adviser relevant to this Item 28 is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-72852), and is incorporated herein by reference.

ITEM 29.  NUMBER OF HOLDERS OF SECURITIES

Title of Class:  Limited Liability Company Interests (designated as “Shares”)

Number of Record Holders (as of June 30, 2012):  176

ITEM 30.  INDEMNIFICATION

Reference is made to the provisions of Article Three, Section 3.7 of Registrant’s Limited Liability Company Agreement, which document is incorporated herein.

The general effect of this provision, and related statutory indemnification benefits as may be available under Delaware or other applicable state or federal laws, is to protect trustees, officers, employees and agents of Registrant against legal liability and expenses incurred by reason of their service to Registrant.  In accord with the foregoing, Registrant shall indemnify its trustees, officers, employees and agents against judgments, fines, penalties, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable state and federal law.

In addition, the Registrant will maintain a trustees’ and officers’ errors and omissions liability insurance policy protecting directors and officers against liability for claims made by reason of any acts, errors or omissions committed in their capacity as trustees or officers.  The policy will contain certain exclusions, among which is exclusion from coverage for active or deliberate dishonest or fraudulent acts and exclusion for fines or penalties imposed by law or other matters deemed uninsurable.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

A description of any other business, profession, vocation or employment of a substantial nature in which the Adviser, and each managing director, executive officer or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in the Registrant’s Prospectus in the section entitled “The Adviser.”  Additional information regarding the Adviser and its officers and directors is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-72852), and is incorporated herein by reference.

ITEM 32.  LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains certain required accounting related and financial books and records of the Registrant at 615 E. Michigan Street, Milwaukee, WI 53217.  The other required books and records are maintained by the Adviser at 110 East 59th Street, New York, NY 10022.

ITEM 33.  MANAGEMENT SERVICES

Not Applicable.

ITEM 34.  UNDERTAKINGS

Not Applicable.

FORM N-2

Cantor Opportunistic Alternatives Fund, LLC

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this registration statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 25th day of September 2012.

Cantor Opportunistic Alternatives Fund, LLC

By:	/s/ Marlena Kaplan
	Name:	Marlena Kaplan
	Title:	Treasurer and Secretary

Cantor Opportunistic Alternatives Fund, LLC

Exhibit Index

(2)(g) Investment Advisory Agreement.